Kayne Anderson
                                         Mutual Funds





                            Self-Directed Individual
                               Retirement Account



                                UNIVERSAL PACKAGE
                                  REGULAR IRAs
                                    ROTH IRAs


                                APPLICATION FORMS
                                       and
                              DISCLOSURE STATEMENT


                          (Effective: January 1, 1998)

Instructions for establishing an IRA:

1. If you are not transferring money from another IRA, you will not need the IRA Transfer Form. You may separate this sheet from the Application Form and dispose of it.

2.   Complete the IRA Application Form.

3.   If you are  transferring  money from another IRA, fill out the IRA Transfer
     Form.

4.   Mail the Form(s) to:

                  Kayne Anderson Mutual Funds
                  c/o Investors Bank & Trust Company
                  P.O. Box 9130, MFD 23
                  Boston, MA 02117-9130

     If you are sending the Forms via an overnight delivery service (such as Federal Express), the service cannot deliver to a post office box, so you should use the following address:

                  Kayne Anderson Mutual Funds
                  c/o Investors Bank & Trust Company
                  200 Clarendon Street - MFD 23
                  Boston, MA 02116

5. Don't forget to enclose a check, if you are making an investment or establishing a rollover account. (If you are making a transfer from another IRA, no check is necessary, because the IRA Custodian will arrange for the transfer of money.)

     It is not necessary to use certified mail when sending an IRA Application, but if you are concerned about having proof of receipt, you may wish to use certified mail, return receipt requested. If you have questions, please call the IRA Custodian at (800) 395-3807.

     Thank you for investing.

           SELF-DIRECTED REGULAR IRA OR ROTH IRA DISCLOSURE STATEMENT


You should review the following information along with the Investors Bank & Trust Universal IRA Custodial Account Agreement (the "Terms and Conditions"), the Universal IRA Application (the "Application") and the current prospectus for any Fund you are investing in.

This Disclosure Statement provides information about Regular IRAs and Roth IRAs and is divided into three sections. Section 1: The first section is the Disclosure Statement for Regular IRAs (pages 4 - 10). Tax deductible contributions or rollovers from another Regular IRA or an employer's qualified retirement plan may be made to a Regular IRA. The earnings and interest in your account accrue on a tax-free basis. However, any amounts not taxed when contributed are taxed, along with any earnings, when they are withdrawn from the Regular IRA. In the Disclosure Statement for Regular IRAs section you will find a general overview of the basic features of your Regular IRA, along with the rules under which the Regular IRA will be operated.

(Note: In this booklet all IRAs, except for Roth IRAs (see below), are considered to be Regular IRAs.)

Section 2: The second section of this booklet, Disclosure Statement for Roth IRAs (pages 10 - 15), explains in detail how Roth IRAs work and who is eligible to contribute to them, along with the other basic rules and features of a Roth IRA. Roth IRAs were created in 1997 by Congress and are available after January 1, 1998. In Roth IRAs, non-deductible contributions accrue earnings and interest tax-free. In addition, withdrawals meeting certain requirements are also made tax-free. Individuals (and their spouses) whose annual gross income on their tax return is less than $100,000 per year may convert or roll over amounts from their existing Regular IRAs to Roth IRAs.

Section 3: The final section, Disclosure Statement for All IRAs (pages 15 - 17), explains tax and other matters applicable to all Investors Bank & Trust IRAs and should be read in conjunction with either of the first two sections.

                      WARNING ON IRA CONTRIBUTIONS FOR 1997

This Disclosure Statement covers the rules applicable to individual retirement custodial accounts effective January 1, 1998. Contributions to a Regular IRA for 1997 may be made during 1998 as long as such contributions are made no later than April 15, 1998 and are designated as contributions for 1997. However, the old rules apply to contributions for 1997 even if they are made during the period January 1 to April 15, 1998. Under the old rules, the limits on deducting Regular IRA contributions apply if either spouse in a married couple is an active participant in an employer-sponsored plan. Also, if the active participant rules apply, the adjusted gross income ("AGI") levels for making partially deductible or non-deductible Regular IRA contributions are lower for 1997. (For example, for single taxpayers who are active participants, the ability to make a deductible contribution phases out at AGI levels from $25,000 to $35,000; for married taxpayers filing jointly, where one or both spouses are active participants, deductions phase out at AGI levels of $40,000 to $50,000.)

     Note: Because Roth IRAs are not available until 1998, contributions to a Roth IRA in 1998 may not be made for 1997.

                                   SIMPLE IRAs

Under the Small Business Job Protection Act of 1996, a new type of IRA called a SIMPLE IRA was created. SIMPLE IRAs operate in connection with a SIMPLE IRA plan maintained by an eligible employer. Each participating employee has a SIMPLE IRA to receive contributions under the plan.

A Regular IRA or a Roth IRA is NOT suitable for use with a SIMPLE IRA plan. A separate IRA, using a different form for the IRA Application and Adoption Agreement and a different Individual Retirement Custodial Account document, is available to establish a SIMPLE IRA.

                       IMPORTANT -- REVOCATION OF YOUR IRA

If you do not receive this statement at least seven days before you establish your Regular or Roth Individual Retirement Account, you have the right to revoke your account within seven days after it is established and to receive a return of the entire amount of your investment in the account. If this right to revoke applies to you and if you should desire to exercise your right to revoke your Regular or Roth Individual Retirement Custodial Account, you should mail or deliver a written notice of revocation to the Service Company, the name and address of which appear on the Universal Application Form. Mailed notice will be deemed given on the date it is postmarked (or, if sent by certified or registered mail, on the date of certification or registration by the post office). The Service Company has the right under the Universal Custodial Account Agreement to hold your initial contribution uninvested until the period when you may revoke your account has expired.

Disclosure Statement for Regular IRAs

1.   ELIGIBILITY

You are eligible to set up an IRA if you are younger than age 70 1/2 and if, at any time during the year, you are an employee or are self-employed and receive compensation or earned income that is includible in your gross income.

Also, you may contribute to a different IRA, established by your spouse and called a "spousal IRA," out of your compensation or earned income for any year before the year in which your spouse reaches age 70 1/2. To contribute to a spousal IRA, you and your spouse must file a joint tax return for the taxable year. Your spouse must establish a separate spousal IRA to receive the contributions.

Additionally, regardless of your age, you may also transfer funds from another IRA or certain qualified plan distributions to a "Rollover IRA", which is described in paragraph 9 of this statement.

2.   LIMIT ON ANNUAL CONTRIBUTIONS

(a) You can make annual contributions to an individual Regular IRA of up to $2,000, or 100% of your compensation or earned income, whichever is less.

(b) If you and your spouse both work and have compensation that is includible in your gross income, each of you can annually contribute to a separate Regular IRA up to the lesser of $2,000 or 100% of compensation of earned income. If each spouse has at least $2,000 in compensation or earned income, each may make the maximum contribution to his or her individual Regular IRA, a total of up to $4,000 in IRA contributions for the couple. However, if one spouse has under $2,000 in compensation or earned income, but both spouses together have $4,000 or more in compensation or earned income, it may be advantageous to use spousal Regular IRAs to maximize contributions (see paragraph (c) below).

(c) If each spouse in a couple meets the eligibility requirements for contributions to that spouse's Regular IRA, and the total compensation and earned income shown on the couple's joint income tax return is at least $4,000, each spouse may contribute up to $2,000 to his or her spousal Regular IRA. If the combined compensation or earned income shown on the couple's joint income tax return is under $4,000, contributions to both spousal Regular IRAs may not exceed the total compensation or earned income, and may be divided between the spousal Regular IRAs as desired (as long as the contribution to either spousal Regular IRA does not exceed $2,000).

(d) If you are a divorced spouse, all taxable alimony received by you under a decree of divorce or separate maintenance will be treated as compensation for purposes of the Regular IRA contribution limit and the rules for contributing to a Regular IRA will apply. Accordingly, you can make annual contributions of up to the lesser of $2,000, or 100% of compensation or earned income (including taxable alimony).

(e) If you (or your spouse) establish a new Roth IRA (described in the Disclosure Statement for Roth IRAs) and make contributions to both your Regular IRA and a Roth IRA, the limit on contributions to both Regular and Roth IRAs for a single calendar year for you may not exceed $2,000 (or $4,000 for you and your spouse).

3.   DEDUCTIBILITY OF CONTRIBUTIONS

(a) You may deduct the full amount of your Regular IRA contribution up to the annual maximum limit if you are not an "active participant" in an employer-sponsored retirement plan (including qualified 401(k), profit sharing or retirement plans maintained by your employer, Simplified Employee Pension
(SEP) plans, SIMPLE IRA or SIMPLE 401(k) plans, tax-sheltered annuity plans, and certain governmental plans) for any part of such year. (New rule: If you are married, you will not be treated as an active participant in an employer-sponsored retirement plan solely because your spouse is an active participant in such a plan if you are not an active participant yourself. However, the deductibility of contributions for the non-active spouse phases out for married couples with adjusted gross income ("AGI") between $150,000 and $160,000, and is lost entirely after AGI reaches $160,000.
Your AGI is determined on your Form 1040.)

Individuals are considered to be "active participants" for a year if at any time during the year they are covered by any employer plan under which contributions are made to their account (including a required or voluntary employee contribution by the individual) or under which they are eligible to earn pension benefit credits. Individuals are considered to be active participants even if they are not vested under the plan. Form W-2 for the year should indicate participation status. Consult your employer or your own tax or financial advisor if you should have any further questions concerning active participant status. If you are an active participant in such a plan, your contributions will be either be fully deductible, partly deductible or not deductible, depending on your tax filing status and your AGI. The following table shows phase out ranges for deductibility of contributions, based on AGI and filing status, for 1998:

                               ACTIVE PARTICIPANTS

                         Deductibility of Contributions
                           at Specified Levels of AGI
                                  (1998 Table)

         Filing                        Fully                     Partly                      Not
         Status                     Deductible                 Deductible                Deductible
-------------------------------------------------------------------------------------------------------
         Single                   $30,000 or less         At least $30,000 but
                                                            less than $40,000          $40,000 or more
-------------------------------------------------------------------------------------------------------

     Married Filing               $50,000 or less         At least $50,000 but         $60,000 or more
         Jointly                                            less than $60,000
-------------------------------------------------------------------------------------------------------

In the years following 1998, phase out levels will be increased, until they top-out in 2005 for single filers and in 2007 for married joint filers. The following table shows the phase out levels for years after 1998. AGI shown is for married filing jointly. If you are married filing separately, your contribution deductibility is phased out for AGI from $0 - $10,000, and is lost entirely with AGI above $10,000.

                  DEDUCTIBILITY PHASE OUT LEVELS - FUTURE YEARS

                                 Fully                       Partly                         Not
                               Deductible                  Deductible                    Deductible
                         (any AGI amount up to)       (AGI amounts between)          (AGI amounts over)
-------------------------------------------------------------------------------------------------------

               Single           $31,000                 $31,000 - $41,000                  $41,000
1999           Married          $51,000                 $51,000 - $61,000                  $61,000
-------------------------------------------------------------------------------------------------------

               Single           $32,000                 $32,000 - $42,000                  $42,000
2000           Married          $52,000                 $52,000 - $62,000                  $62,000
-------------------------------------------------------------------------------------------------------

               Single           $33,000                 $33,000 - $43,000                  $43,000
2001           Married          $53,000                 $53,000 - $63,000                  $63,000
-------------------------------------------------------------------------------------------------------

               Single           $34,000                 $34,000 - $44,000                  $44,000
2002           Married          $54,000                 $54,000 - $64,000                  $64,000
-------------------------------------------------------------------------------------------------------

               Single           $40,000                 $40,000 - $50,000                  $50,000
2003           Married          $60,000                 $60,000 - $70,000                  $70,000
-------------------------------------------------------------------------------------------------------

               Single           $45,000                 $45,000 - $55,000                  $55,000
2004           Married          $65,000                 $65,000 - $75,000                  $75,000
-------------------------------------------------------------------------------------------------------

               Single           $50,000                 $50,000 - $60,000                  $60,000
2005           Married          $70,000                 $70,000 -$80,000                   $80,000
-------------------------------------------------------------------------------------------------------

               Single           $50,000                 $50,000 - $60,000                  $60,000
2006           Married          $75,000                 $75,000 - $85,000                  $85,000
-------------------------------------------------------------------------------------------------------

2007           Single           $50,000                 $50,000 - $60,000                  $60,000
and later      Married          $80,000                $80,000 - $100,000                 $100,000
-------------------------------------------------------------------------------------------------------

In general, the Regular IRA deduction is phased out at a rate of $200 per $1,000 of adjusted gross income in excess of the phase out threshold (the AGI level at which contributions by active participants go from fully deductible to partly deductible). Also, note that, starting in the year 2007 for married taxpayers filing jointly, the deduction is phased out at the rate of $100 per $1,000 of adjusted gross income in excess of the phase out threshold.

When calculating your reduced Regular IRA deduction limit, you always round down to the next lowest $10. Therefore, your deduction limit is always a multiple of $10. In addition, if your adjusted gross income is within the phase-out range and your reduced deduction limit is more than $0 but less than $200, you are permitted to deduct up to $200 of your Regular IRA contributions.

If adjusted gross income exceeds the Not Deductible levels specified above ($40,000 in 1998 for single filers, $60,000 in 1998 for married joint filers) and you are an active participant in an employer-sponsored retirement plan, then you may not deduct any portion of your Regular IRA contribution.

(b) Even if you will not be able to deduct the full amount of your Regular IRA contribution under the rules described above, you can still contribute up to your annual maximum amount with all or part of the contribution being a non-tax-deductible contribution. Of course, the combined total of deductible and non-deductible contributions must not exceed your annual maximum contribution limit amount. Any earnings on all your Regular IRA contributions (deductible and nondeductible) accumulate tax-free until you withdraw them.

4.   CONTRIBUTIONS WHICH CAN NEVER BE DEDUCTED

You may not make any contribution (other than a rollover contribution) to your Regular IRA with respect to the tax year in which you reach age 70 1/2 or any subsequent year. However, you may continue to make contributions to a spousal Regular IRA and deduct the deductible portion of such payments until the year in which your spouse reaches age 70 1/2.

You may not deduct any portion of Regular IRA contributions allocable to the cost of life insurance. For this reason, life insurance is not offered as an investment for your Regular IRA.

5.   DEADLINE FOR ANNUAL CONTRIBUTIONS

Contributions to your Regular IRA for a tax year must be made in cash on or before the due date (not including extensions) for your Federal income tax return for that tax year (April 15 for most individuals). If you intend to report contributions made between January 1 and April 15 as contributions for your prior tax year, you should clearly indicate that such contributions have been made on account of such prior tax year. Otherwise, the Custodian will treat the contribution as a contribution for the current tax year.

6.   EXCESS CONTRIBUTIONS

If you contribute to your Regular IRA more than the maximum contribution limit allowed in any year, the excess contribution could be subject to a 6%
nondeductible excise tax. The excess is taxed in the year the excess contribution is made and each year that the excess remains in your Regular IRA at the end of the year. (Remember, the excess contribution excise tax is based on contributions above the maximum contribution limit, not the maximum deduction limit.)

If, by accident, you should contribute more than the maximum amount allowed, you can eliminate the excess contribution as follows:

(a) You can avoid the 6% excise tax by withdrawing the excess contribution and the net earnings attributable to it before the due date (including any extensions) for filing your Federal income tax return for the year for which the excess contribution was made. Upon removing an excess contribution in this manner, the net earnings attributable to it are includible in your income for the tax year in which the excess contribution was made, and you may also have to pay an additional 10% premature distribution tax on the amount of such net earnings (see paragraph 7(a)). However, the excess contribution itself will not be included in your taxable income and will not be subject to the 10% premature distribution tax.

(b) If you elect not to withdraw an excess contribution, you can eliminate the excess by contributing less than the maximum amount allowed to your Regular IRA in a later year. This is known as a "make-up" contribution and is allowed only to the extent that you "under-contribute" in the later year. Further, to the extent that you have not contributed your full deductible amount for that later year, the amount of the excess so eliminated may be deductible as a "make-up" deduction, depending on your active participant status and adjusted gross income for the year. The 6% excise tax will, however, be imposed in the year you make the excess contribution and each subsequent year until eliminated.

(c) If you do not withdraw an excess contribution on or before the due date for filing your Federal income tax return and your contribution did not exceed $2,000, you can withdraw the excess at any time as long as you have not deducted it on your Federal tax return. The amount of the excess which you withdraw will not be included in your gross income and will not be subject to regular Federal income tax. However, the 6% excise tax will be imposed for the year in which you make the excess contribution and each subsequent year, until the year of withdrawal.

(d) If you do not withdraw an excess contribution on or before the due date for filing your Federal income tax return and your contribution exceeded $2,000, you must include in your gross income any excess amount which you withdraw even if you have not deducted it on your Federal income tax return. You may also have to pay a 10% premature distribution tax on the amount you withdraw (See paragraph 7
(a)). Additionally, the 6% excise tax will be imposed for the year in which you make the excess contribution and each subsequent year, until the year of withdrawal.

7.   PAYMENTS FROM YOUR REGULAR IRA DURING YOUR LIFE

(a) You can make withdrawals from your Regular IRA at any time. However, if you withdraw any of the funds in your Regular IRA before age 59 1/2, the amount includible in your gross income is subject to a 10% non-deductible premature distribution tax unless:

         (i) the  withdrawal  is  made   because  of  your  death  or  permanent
     disability;

         (ii) the withdrawal is an exempt withdrawal of an excess contribution;

         (iii) the withdrawal does not exceed the amount of your deductible medical expenses for the year in which you made the withdrawal; generally, medical expenses paid during a year are deductible if they exceed 7 1/2% of your adjusted gross income for that year;

         (iv) the withdrawal does not exceed the premiums you paid for medical insurance for yourself, your spouse and your dependents during the year; however, you must have been unemployed and received Federal or state unemployment compensation payments for at least 12 weeks, and you must make the withdrawal during the year in which you received the unemployment compensation payments or during the following year, but not after you have been reemployed for at least 60 days;

         (v) the withdrawal is validly rolled over into another qualified plan or Regular IRA within 60 days;

         (vi) the withdrawal does not exceed certain eligible higher education expenses for yourself, your spouse, your child or grandchild. Eligible expenses include tuition, fees, books, supplies and equipment necessary for attending a qualified higher education institution. Room and board expenses may be eligible if the individual is attending at least half time; or

         (vii) the withdrawal does not exceed qualified first-time homebuyer expenses incurred by you or your spouse, or a child, grandchild, parent or grandparent of you or your spouse. Qualified expenses include cost of acquisition or construction, including normal financing or closing costs. You are considered a "first-time homebuyer" if you (and your spouse if you are married) had no ownership interest in a principal residence during the two years before the withdrawal in question. There is a lifetime limit ($10,000) on qualified first-time homebuyer expenses for any one individual.

You are considered "disabled" for purposes of clause (i) if you are unable to engage in any substantial gainful activity because of a physical or mental impairment which can be expected to result in death or to be of long-lasting or indefinite duration.

You can also withdraw funds held in your Regular IRA without any tax penalty before you reach age 59 1/2 if you choose to receive systematic payments in substantially equal amounts over a period that does not exceed your life expectancy or the life expectancy of you and your designated beneficiary. You should be aware, however, that the 10% premature distribution tax will be applied retroactively (with interest) to all systematic payments if you change to a method of distribution that does not qualify for the exception either before you attain age 59 1/2 or during the first five years of the distributions.

The 10% premature distribution tax discussed above does not apply to the portion of your Regular IRA distribution which is not includible in your gross income (for example, amounts treated as a return of non-deductible contributions you made to your Regular IRA).

The exceptions to the 10% premature withdrawal penalty tax have a number of special rules and definitions; consult your tax advisor or the IRS for further details.

(b) When you reach age 70 1/2, you must elect to receive distributions in either
(a) systematic payments (monthly, quarterly or annually), or (b) one lump sum distribution of all the funds held in your Regular IRA. The law requires that you begin to receive distributions from your Regular IRA no later than the April 1 following the year in which you reach age 70 1/2 (the "Required Distribution Date"). (Note: The tax law rule allowing employees who are participants in an employer plan and who continue working for the employer after age 70 1/2 to postpone distributions until after they retire from the employer does not apply to Regular IRAs.)

If you elect systematic payments, there is a minimum amount which you must withdraw by the Required Distribution Date and by each December 31 thereafter. This could result in two minimum distributions in one calendar year. This minimum amount is determined by your life expectancy or the joint life and last survivor expectancy of you and your designated beneficiary, subject to the minimum distribution incidental death benefit rule found in IRS regulations. Your life expectancy (and your spouse's life expectancy if your spouse is your designated beneficiary) may be recalculated each year. If you and your spouse established spousal Regular IRAs, the minimum required annual distribution from each spousal Regular IRA is determined using the life expectancy of the spouse who established the Regular IRA (or that spouse and/or his designated beneficiary).

You should consult your own tax or financial advisor with regard to the calculation of the amount of your minimum distribution each year because it is your responsibility to make sure that this requirement is met. The Custodian is not required to advise you in this matter and will only make distributions to you from your Regular IRA in accordance with your specific instructions.

You may receive installment payments larger than the minimum amount. However, if the amount distributed during a taxable year is less than the minimum amount required to be distributed, the Internal Revenue Service may impose a tax equal to 50% of the deficiency, unless it is satisfied that the deficiency was due to reasonable error and that responsible steps are being taken to remedy the deficiency.

(c) Amounts paid to you from your Regular IRA are taxable as ordinary income, except that you recover your nondeductible Regular IRA contributions tax free. The special tax rules which permit recipients of certain lump sum distributions from other tax-qualified retirement plans to get certain tax advantages (such as capital gains treatment and five or ten-year averaging) do not apply to distributions from Regular IRAs.

(d) If you withdraw an amount from a Regular IRA during a taxable year and you have previously made non-deductible contributions, then part of the amount withdrawn is excludable from ordinary income and not subject to taxation. The amount excludable for the taxable year is determined by multiplying the amount withdrawn by a fraction, the numerator of which is your aggregate non-deductible Regular IRA contributions remaining in all your Regular IRAs and the denominator of which is the aggregate balance of all your Regular IRAs at the end of the year plus the amount withdrawn during the year. For example, in 1998 an individual withdraws $1,000 from a Regular IRA to which both deductible and non-deductible contributions were made. At the end of 1998, the account balance of all his Regular IRAs is $4,000 of which $2,500 is non-deductible contributions. The amount excludable from income is $500 ($2,500/$5,000 x $1,000). It should also be pointed out that in the event you receive a distribution from your Regular IRA within the last 60 days of the calendar year, if you do not roll this amount into another Regular IRA by December 31 but you do so after December 31 and before the 60th day after the distribution, this amount must be added to the denominator of the fraction discussed above.

8.   PAYMENTS FROM YOUR REGULAR IRA AFTER YOUR DEATH

If you die before all the funds held in your Regular IRA have been distributed, the remaining funds in the account will be distributed to your designated beneficiary either outright or periodically, as selected by such beneficiary. The Custodian will make distributions to your beneficiary in accordance with his or her specific instructions.

Your beneficiary should be aware that he or she is subject to minimum distribution rules and it is his or her responsibility to make sure that the rules are met. Under the post-death minimum distribution rules, if you die after your Required Distribution Date, the funds remaining in your Regular IRA must continue to be distributed to your designated beneficiary at least as rapidly as under the method of distribution in effect prior to your death. If you die prior to your Required Distribution Date, all the funds in your Regular IRA must be completely distributed to your designated beneficiary by December 31 of the year containing the fifth anniversary of your death unless your designated beneficiary elects, no later than December 31 of the year following the year of your death, to receive funds from your Regular IRA over a fixed period that is no longer than his or her life expectancy. If your beneficiary is your surviving spouse, distribution of funds from your Regular IRA can be made to him or her over a fixed period that is no longer than his or her life expectancy and commencing at any date prior to December 31 of the year in which you would have attained age 70 1/2. In all instances, your spousal beneficiary may also elect to roll over the funds in your Regular IRA into his or her own account or treat your Regular IRA as his or her own by making contributions to it. In this case, he or she is not required to make withdrawals from the Regular IRA until April 1 following the year in which he or she reaches age 70 1/2.

The designation of a beneficiary to receive funds from your Regular IRA at your death is not considered a transfer subject to Federal gift taxes. However, any funds remaining in your Regular IRA at your death would be includible in your Federal gross estate.

Be sure to keep your designation of beneficiary up-to-date as your personal or financial circumstances change. You may file a new designation of beneficiary form at any time with the Custodian. If no designation of beneficiary is in effect at your death, or if all designated beneficiaries have predeceased you, the balance in your account will be paid to your estate.

Selecting a beneficiary or beneficiaries can have important tax and financial planning implications. Consult a qualified professional for advice if needed. Also, be sure to consult a qualified professional if you live in a community or marital property state to be sure that your designation of beneficiary complies with legal requirements in those states.

9.   TAX-FREE ROLLOVERS

(a) General Rules. Under certain circumstances, you can receive a distribution from a Regular IRA, or from a qualified plan, or a tax-sheltered annuity or other arrangement under Section 403(b) of the Code, and transfer the amount received to another Regular IRA without including the distribution in your income for Federal income tax purposes. Such a "tax-free rollover" must be completed within 60 days after you receive the distribution. A transfer from a qualified plan or 403(b) arrangement directly to a Regular IRA is a way to avoid the required 20% income tax withholding requirements. Most distributions from qualified plans or 403(b) accounts are subject to 20% withholding unless transferred directly to another plan or 403(b) or to a Regular IRA (this is called a "direct rollover").

There are complex, specific rules for each kind of transfer, so you should consult your tax advisor or the IRS if you have questions about the rules.

Rollover contributions are not subject to the limits on annual contributions to a Regular IRA. However, all amounts in your Regular IRA, including rollover contributions, are subject to the rules discussed above concerning the time and method of withdrawal.

(b) Regular IRA-to-Regular IRA Rollover. If you have a Regular IRA, you can withdraw all or part of the amount in that account and transfer all or part of the amount withdrawn to another Regular IRA. The amount transferred will not be subject to federal income tax (or the 10% premature withdrawal penalty) if you complete the transfer within 60 days after the withdrawal. After a Regular IRA-to-Regular IRA tax-free rollover, you must wait at least a year before making another Regular IRA-to-Regular IRA rollover.

(c) Direct Transfer. As an alternative to a rollover, arrangements may be made for a direct transfer from one Regular IRA custodian or trustee to another. The one-year waiting period does not apply to direct transfers from one Regular IRA custodian or trustee to another.

(d) Rollovers from Qualified Plan or 403(b) Arrangement to Regular IRA. Most distributions from a qualified plan or 403(b) arrangement are now eligible for rollover to a Regular IRA. The main exceptions are:

     o payments over the lifetime or life expectancy of the participant (or participant and a designated beneficiary),

     o installment payments for a period of 10 years or more,

     o required distributions under the age 70 1/2 rules, and

     o payments that are a return of after-tax amounts previously contributed by the individual.

If you will receive an eligible distribution from a qualified plan or 403(b) or a distribution upon termination of such a plan, you can defer paying taxes by requesting the plan administrator or 403(b) sponsor to transfer the distribution amount (except after - tax amounts previously contributed by you) directly to a Regular IRA in a direct rollover. Or, you may receive the distribution and roll it over to a Regular IRA within 60 days after you receive the distribution. However, unless you elect a direct rollover of your distribution, the person making payment MUST WITHHOLD 20% OF YOUR DISTRIBUTION for Federal income taxes. Your plan or 403(b) sponsor will provide you with a notice concerning direct rollovers, regular 60-day rollovers and withholding taxes before you receive your distribution.

If you already have one Regular IRA, you should establish a separate Regular IRA to receive any rollover contribution from a qualified plan. You can later transfer the separate Regular IRA holding your rollover into a different employer plan if you desire and the plan permits such transfers.

(e) Rollovers by a Surviving Spouse. If a surviving spouse receives a distribution from a qualified plan or 403(b) because of the employee-spouse's death, the surviving spouse may be able to defer income taxes by having all or a part of the distribution (other than employee contributions to the plan) transferred directly to a Regular IRA.

(f) Rollover/Conversion to a Roth IRA. Starting in 1998, you may convert an existing Regular IRA into a Roth IRA if your AGI on your income tax return for the year of the conversion is $100,000 or less. (This limit applies to both married and single taxpayers, and the limit is not indexed for cost of living increases.) This can be done by completing the proper elections to convert your present Regular IRA with the Custodian to a Roth IRA, or by making a rollover to a Roth IRA with another custodian. A married taxpayer is eligible to convert or roll over a Regular IRA to a Roth IRA only if a joint Federal income tax return is filed; married taxpayers who file separately are not eligible to convert or rollover from a Regular IRA to a Roth IRA. The amount converted or rolled over is treated as taxable income to you in the year of the conversion. (For more information on converting or rolling over into a Roth IRA, see the Disclosure Statement for Roth IRAs on page 14 below.)

(g) Rules Applicable to All Rollovers. The following general rules apply to all rollovers: (i) rollovers or transfers cannot include any amount you are required to receive for the year from a qualified plan or Regular IRA under the required minimum distribution rules; (ii) the Regular IRA you set up to receive "rollover" amounts should be separate from a Regular IRA you set up to receive annual contributions; (iii) rollover amounts you receive may not be deposited in your spouse's Regular IRA or deducted on your Federal income tax return; (iv) if you establish a "Rollover" Regular IRA during the year in which you reach age 70 1/2, you must be receiving distributions from such Regular IRA no later than April 1 of such following year; (v) if you establish a "Rollover" Regular IRA after the year in which you reach age 70 1/2, you must begin receiving distributions from such Regular IRA immediately; and (vi) strict limitations apply to rollovers, and a variety of tax and financial planning issues should be considered in determining whether to make a rollover contribution. You should consult your own tax or financial advisor regarding these matters.

Important: Please see Disclosure Statement for All IRAs, on page 15 below, for important information applicable to all Investors Bank IRAs.

                       Disclosure Statement for Roth IRAs

Caution: The tax law creating Roth IRAs is a new law, and the rules governing establishment and maintenance of Roth IRAs and for converting, contributing to or withdrawing from a Roth IRA have not been finalized and are subject to change. Also, legislation currently pending in Congress, which has not yet been enacted, would change some of the tax requirements described in this Disclosure Statement. You should be aware that the description of Roth IRA requirements in this Disclosure Statement could be affected by such legislation or by IRS regulations or rulings. Therefore, be sure to consult your own tax lawyer or advisor for the latest developments or for advice on how establishing or maintaining a Roth IRA (including converting a Regular IRA to a Roth IRA, or making contributions to or withdrawals from a Roth IRA) will affect your personal tax and financial circumstances.

Introduction: As part of the Taxpayer Relief Act of 1997, Congress created the Roth IRA, which will be available for use by taxpayers beginning January 1, 1998. A Roth IRA is a trust or custodial account established for you (and your beneficiaries) in which the amounts contributed are not deductible on your Federal income tax return, but earnings accumulate tax free. If certain conditions are satisfied, withdrawals made from a Roth IRA may also be made tax free. (Note: State tax treatment of your Roth IRA earnings and withdrawals may differ from Federal treatment. You should consult your tax advisor for information regarding tax laws applicable in your state.)

In addition to the requirements found in the Disclosure Statement for All IRAs, current law requires that your Roth IRA agreement be in writing and be designated as a Roth IRA. Your contributions must be in cash, and, for any taxable year, cannot exceed the lesser of 100% of your compensation or $2,000, unless the contribution is a rollover or conversion from a Regular IRA or another Roth IRA. (See Limit on Annual Contributions below for more information about contributions to your Roth IRA.)

Unless you are a taxpayer with a very high adjusted gross income ("AGI"), you are also able to convert a Regular IRA into a Roth IRA. The total amount converted will be taxed as income in the year in which it is converted, but the earnings will accumulate, and qualified withdrawals may be made, tax free. (See Rollovers below for more information about converting your Regular IRA to a Roth IRA.)

1.   ELIGIBILITY

You are eligible to make annual contributions to a Roth IRA if you receive compensation from employment, earnings from self-employment, or alimony.

Also, you may contribute to a different Roth IRA, established by your spouse and called a "spousal Roth IRA," out of your compensation or earned income for any year. To contribute to a spousal Roth IRA, you and your spouse must file a joint tax return for the taxable year. Your spouse must establish a separate spousal Roth IRA to receive the contributions.

Unlike Regular IRAs, you may continue (or open and begin) to make contributions to your Roth IRA (or a spousal Roth IRA) even after you (or your spouse) reach age 70 1/2.

Additionally, you may transfer funds from another Roth IRA or a Regular IRA to a "Rollover Roth IRA," described in paragraph 7 below.

2.   LIMIT ON ANNUAL CONTRIBUTIONS

(a) You can make annual contributions to your Roth IRA of up to $2,000, or 100% of your compensation or earned income, whichever is less, subject to the limitations on contributions (see (f) below).

(b) If each spouse has at least $2,000 in compensation or earned income, each may make the maximum contribution to his or her individual Roth IRA, a total of up to $4,000 in Roth IRA contributions for the couple (subject to the limitations discussed in (f) below). However, if one spouse has under $2,000 in compensation or earned income, but spouses together have $4,000 or more in compensation or earned income, it may be advantageous to use spousal Roth IRAs to maximize contributions (see (c) below).

(c) You may also contribute up to $2,000 per year or 100% of joint compensation or earned income, whichever is less, to a spousal Roth IRA. (Amounts contributed can be divided between the two Roth IRAs as you choose, as long as no more than $2,000 is contributed to either Roth IRA.)

If the combined annual compensation for you and your spouse for a year is less than $4,000, the spouse with the greater annual income may contribute up to his/her compensation amount, or $2,000 whichever is less. The other spouse may contribute up to his/her compensation limit, plus the difference between the other spouse's compensation and contribution, if any.

(d) The maximum amount that can be contributed to all IRAs (Roth and Regular) in a year is $2,000 for an individual and $4,000 for a married couple. The amount that may be contributed to your Roth IRA is always reduced by any amount that you have contributed to your Regular IRAs for the year.

(e) You may make annual  contributions to your Roth IRA (or establish a new Roth
IRA) and/or spousal Roth IRA anytime during a year, up to and including the due date (not including extensions) for filing your Federal income tax return for that year. Note: Because Roth IRAs are not available until January 1, 1998, contributions to a Roth IRA on or before April 15, 1998 may not be treated as a contribution for 1997.

Starting with 1999, if you intend to report contributions made to your Roth IRA between January 1 and April 15 as contributions for your prior tax year, you should clearly indicate that such contributions have been made on account of such prior tax year. Otherwise, the Custodian will treat the contribution as a contribution for the current tax year.

(f) The amount you or your spouse may contribute to a Roth IRA is limited, based on your tax filing status and your (and your spouse's) AGI. (AGI is based on your Form 1040, but for purposes of determining Roth IRA contribution limits, do not include in your AGI (i) any deductible amount contributed to a Regular IRA or (ii) any amount converted or rolled over from a Regular IRA to a Roth IRA.) Contribution limits to Roth IRAs are based on AGI levels, as listed below.

(g) You must establish a separate Roth IRA account in which your annual contributions are deposited. Under IRS rules, only annual contributions, and not any amounts converted, transferred or rolled over, may be deposited into an annual contribution Roth IRA account.

In general, your ability to contribute to your Roth IRA is phased out at a rate of $133 per $1,000 of AGI for single individuals (and married filing separately), and $200 per $1,000 of AGI for married joint filers, in excess of the phase out threshold (the AGI level at which the contribution limit goes from Full Contribution to Partial Contribution in the table below).

When calculating your reduced Roth IRA contribution limit, you always round down to the next lowest $10. Therefore, your contribution limit is always a multiple

                          ROTH IRA CONTRIBUTION LIMITS

                            Full                      Partial                        No
Filing Status            Contribution                Contribution                Contribution
------------------------------------------------------------------------------------------------------
Single                       Up to                $95,000 but less
                            $95,000                 than $110,000              $110,000 or more
------------------------------------------------------------------------------------------------------

Married*                     Up to               $150,000 but less
                           $150,000                 than $160,000              $160,000 or more
------------------------------------------------------------------------------------------------------

*Note: Figures are for married filing jointly only. If you are married filing separately, your ability to contribute to a Roth IRA phases out at AGI levels between $0 and $15,000, and is lost entirely with AGI above $15,000. (Pending legislation may reduce this amount to $10,000. Consult your tax advisor or the IRS for the latest developments.)
--------------------------------------------------------------------------------

of $10. In addition, if your adjusted gross income is within the Partial Contribution range and your reduced contribution limit is more than $0 but less than $200, you are permitted to contribute up to $200.

If adjusted gross income exceeds the No Contribution levels specified above ($110,00 for single filers, $160,000 for married joint filers) for a year, then you may not contribute to a Roth IRA for that year.

The Roth IRA contribution limit of $2,000 is reduced by any contributions for the same year to a Regular IRA. If you fall in the Partial Contribution Range, the reduction formula applies to the Roth IRA contribution limit left after subtracting your contribution for the year to a Regular IRA.

3.   Deductibility of Contributions

Unlike a Regular IRA, contributions to your Roth IRA are not deductible.

4.   EXCESS CONTRIBUTIONS

(a) The maximum contribution you can make to a Roth IRA generally is $2,000 or 100% of compensation or earned income, whichever is less, reduced by the amount of any contribution to a Regular IRA for the same year. (This may be further reduced if you have high AGI, as discussed above.) Any amount, excluding conversion and rollover amounts, contributed to the Roth IRA above the maximum is an "excess contribution."

(b) A 6% excise tax will be imposed on any excess contributions made to your Roth IRA. This tax applies for each year in which the contribution remains in your Roth IRA.

(c) You can correct the excess without paying the 6% penalty by withdrawing the excess and any earnings on the excess before the due date (including extensions) for filing your Federal income tax return for the year for which you made the excess contribution. Upon removing the excess contribution in this manner, the net earnings must be included in your income for the tax year for which the contribution was made and may be subject to a 10% premature withdrawal tax if you have not reached age 59 1/2 (unless an exception to the 10% penalty tax applies). However, the excess contribution itself will not be included in your taxable income and will not be subject to the 10% premature withdrawal tax.

(d) Any excess contribution not withdrawn by the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax. There will be an additional 6% excise tax for each subsequent year the excess remains in your account. In subsequent years, you may reduce the excess contributions in your account by simply making a withdrawal equal to the excess. Earnings need not be withdrawn. To the extent that no earnings are withdrawn, the withdrawal will not be subject to income taxes or possible penalties for premature withdrawals before age 59 1/2.

(e) Excess contributions may also be corrected in a subsequent year if you contribute less than your Roth IRA contribution limit for that subsequent year. This is known as a "make-up" contribution and is allowed only to the extent that you "under-contribute" in the later year. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years.

5.   TAX ON WITHDRAWALS FROM YOUR ROTH IRA

(a) Qualified (Tax-Free) Withdrawals. You can make withdrawals from your Roth IRA at any time and the principal amounts that you contribute are always available to be withdrawn by you tax-free. Withdrawals of amounts considered earnings or growth will also be tax-free if the following requirements are met:
(i) the withdrawal must be made
from a Roth IRA account that has been open for at least 5 years, and (ii) either you must be 59 1/2 or older or one of the following must be true:

         (i) the  withdrawal  is  made  because  of  your  death  or   permanent
     disability;

         (ii) the withdrawal does not exceed qualified first-time homebuyer expenses incurred by you or your spouse, or a child, grandchild, parent or grandparent of you or your spouse. Qualified expenses include cost of acquisition or construction, including normal financing or closing costs. You are considered a "first-time homebuyer" if you (and your spouse if you are married) had no ownership interest in a principal residence during the two years before the withdrawal in question. There is a lifetime limit ($10,000) on qualified first-time homebuyer expenses for any one individual.

You are considered "disabled" for purposes of clause (i) if you are unable to engage in any substantial gainful activity because of a physical or mental impairment which can be expected to result in death or to be of long-lasting or indefinite duration.

Timing of Five-Year Period: For a Roth IRA that you opened and made a normal annual contribution to, the five-year period for a tax-free withdrawal starts with the year for which you made the initial contribution. If the withdrawal is made from a Roth IRA that you started with amounts you converted from a Regular IRA or rolled over from a Regular IRA, the five-year period for tax-free withdrawals begins with the year when you made the conversion or rollover. (Note: This rule would be affected by pending tax legislation -- see above.)

(b) Non-qualified (Taxable) Withdrawals. If the requirements for a tax-free withdrawal are not met, a withdrawal consisting of your own prior contribution amounts to your Roth IRA will not be considered taxable income in the year you receive it, nor will the 10% penalty apply. A non-qualified withdrawal that is considered dividends or gains on your contributions while in your Roth IRA is includable in your gross income in the taxable year you receive it, and may be subject to the 10% withdrawal penalty.

Withdrawals from your Roth IRA are considered withdrawals of your contributions until you have withdrawn the entire amount you have contributed. After that, all amounts withdrawn are considered taxable withdrawals of dividends and gains.

Note that, under current law, for purposes of determining what portion of any distribution is includible in income, all of your Roth IRA accounts are considered as one single account. Amounts withdrawn from any one Roth IRA account are deemed to be withdrawn from contributions first. Since all your Roth IRAs are considered to be one account for this purpose, withdrawals from Roth IRA accounts are not considered to be from earnings or interest until an amount equal to all contributions made to all of an individual's Roth IRA accounts is withdrawn. However, legislation pending in Congress would, if passed, change the rules described in this paragraph. The changed rules would require you to treat all annual contribution Roth IRA accounts as one account and to treat Roth IRA accounts established with conversions, transfers or rollovers from Regular IRAs in different years as separate accounts for this purpose.

Taxable withdrawals of dividends and gains from a Roth IRA are taxed as ordinary income. Withdrawals of taxable amounts from a Roth IRA are not eligible for averaging treatment currently available to certain lump sum distributions from qualified employer-sponsored retirement plans, nor are such withdrawals eligible for taxable gains tax treatment.

Your receipt of any taxable withdrawal from your Roth IRA before you attain age 59 1/2 generally will be considered a premature withdrawal and subject to a 10% penalty tax. The 10% penalty tax will not apply if any of the following exceptions applies:

         (i) the withdrawal was a result of your death or permanent disability;

         (ii) the withdrawal is an exempt withdrawal of an excess contribution;

         (iii) the withdrawal does not exceed the amount of your deductible medical expenses for the year in which you made the withdrawal; generally, medical expenses paid during a year are deductible if they exceed 7 1/2% of your adjusted gross income for that year;

         (iv) the withdrawal does not exceed the premiums you paid for medical insurance for yourself, your spouse and your dependents during the year; however, you must have been unemployed and received Federal or state unemployment compensation payments for at least 12 weeks, and you must make the withdrawal during the year in which you received the unemployment compensation payments or during the following year, but not after you have been reemployed for at least 60 days; or

         (v) the withdrawal is rolled over into another Roth IRA;

         (vi) the withdrawal does not exceed certain eligible higher education expenses for yourself, your spouse, your child or grandchild. Eligible expenses include tuition, fees, books, supplies and equipment necessary for attending a qualified higher education institution. Room and board expenses may be eligible if the individual is attending at least half time; or

         (vii) the withdrawal does not exceed qualified first-time homebuyer expenses incurred by you or your spouse, or a child, grandchild, parent or grandparent of you or your spouse. Qualified expenses include cost of acquisition or construction, including normal financing or closing costs. You are considered a "first-time homebuyer" if you (and your spouse if you are married) had no ownership interest in a principal residence during the two years before the withdrawal in question. There is a lifetime limit ($10,000) on qualified first-time homebuyer expenses for any one individual.

The 10% premature distribution tax discussed above does not apply to the portion of your Roth IRA distribution which is not includible in your gross income.

6.   REQUIRED PAYMENTS FROM YOUR ROTH IRA

(a) During your Lifetime. Unlike a Regular IRA, the minimum distribution rules do not apply to Roth IRAs, so you are not required to begin receiving distributions from your Roth IRA account when you reach age 70 1/2.

(b) After your Death. If you die before all the funds held in your Roth IRA have been withdrawn, the entire remaining interest must at your election, or, if you have not so elected, at the election of your beneficiary or beneficiaries, either:

         (i) Be withdrawn by your beneficiary by the December 31 of the year containing the fifth anniversary of your death, or

         (ii) Be withdrawn by your designated beneficiary in equal or substantially equal payments over the life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of your death. If, however, the beneficiary is your surviving spouse, then withdrawals are not required to begin before December 31 of the year in which you would have turned age 70 1/2.

If you die before your entire account has been withdrawn and if the beneficiary is other than your surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

The designation of a beneficiary to receive funds from your Roth IRA at your death is not considered a transfer subject to Federal gift taxes. However, any funds remaining in your Roth IRA at your death would be includable in your Federal gross estate.

Be sure to keep your designation of beneficiary up-to-date as your personal or financial circumstances change. You may file a new designation of beneficiary form at any time with the Custodian. If no designation of beneficiary is in effect at your death, or if all designated beneficiaries have predeceased you, the balance in your account will be paid to your estate.

Selecting a beneficiary or beneficiaries can have important tax and financial planning implications. Consult a qualified professional for advice if needed. Also, be sure to consult a qualified professional if you live in a community or marital property state to be sure that your designation of beneficiary complies with legal requirements in those states.

7.   ROLLOVERS AND CONVERSIONS

(a) General Rules. You may roll over any amount from an existing Roth IRA to another Roth IRA. Under certain circumstances, you may also convert an existing Regular IRA to a Roth IRA.

There are complex, specific rules governing rollovers and conversions, so you should consult your tax advisor or the IRS if you have questions about the rules.

Rollover contributions are not subject to the limits on annual contributions to a Roth IRA. However, all amounts in your Roth IRA, including rollover amounts, are subject to the rules discussed above concerning withdrawals.

(b) Roth IRA-to-Roth IRA Rollover. If you have a Roth IRA, you can withdraw all or part of the amount in that account and transfer all or part of the amount withdrawn to another Roth IRA. The amount transferred will not be subject to Federal income tax (or the 10% premature withdrawal penalty) if you complete the transfer within 60 days after the withdrawal. After a Roth IRA-to-Roth IRA tax-free rollover, you must wait at least a year before making another Roth IRA-to-Roth IRA rollover.

(c) Direct Transfer. As an alternative to a rollover, arrangements may be made for a direct transfer from one Roth IRA custodian or trustee to another. The one-year waiting period does not apply to direct transfers from one Roth IRA custodian or trustee to another.

                                                                                                         Universal IRA Application
                                                                                                            and Adoption Agreement
Kayne Anderson                                    Mail to:
              Mutual Funds                        Kayne Anderson Mutual Funds
                                                  c/o Investors Bank & Trust Company
                                                  P.O. Box 9130, MFD 23
                                                  Boston, Massachusetts 02117-9130

The undersigned individual (hereinafter the "Depositor") hereby establishes a Regular Individual Retirement Custodial Account or a
Roth  Individual  Retirement  Custodial  Account,  as indicated below  (hereinafter  the "Custodial  Account"),  and agrees to the applicable terms and conditions of the Custodial Agreement. The combined instrument is hereinafter referred to as the "Agreement."
The Custodial Account hereby established shall become effective  immediately,  subject to its acceptance by Investors Bank & Trust
Company (hereinafter the "Custodian").

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NAME
AND ADDRESS                _______________________________________________________________________________________________________
                           First Name                  Middle Name or Initial             Last Name        Social Security Number
                           _______________________________________________________________________________________________________
                           Number and Street                                                    Telephone No. (Include Area Code)
                           _______________________________________________________________________________________________________
                           City                                           State                                        Zip Code
                           _______________________________________________________________________________________________________
                           Date of Birth
----------------------------------------------------------------------------------------------------------------------------------
TYPE OF IRA      REGULAR   [ ] Individual IRA (Annual contributions limited to $2,000.)
(Check one only            [ ] Spousal IRA
Regular or Roth)           [ ] IRA Transfer   or   [ ] IRA Rollover
                               [ ] Qualified Plan or 403(b) Arrangement or Conduit IRA
                               [ ] Regular IRA (with amounts originating only from direct annual contributions.)
                           [ ] SEP IRA (Attach copy of employer's Form 5305-SEP.)
                 -----------------------------------------------------------------------------------------------------------------
                 ROTH      [ ] Individual IRA (Annual contributions limited to $2,000.)
                           [ ] Spousal Roth IRA
                           [ ] IRA Transfer  or  [ ] IRA Rollover
                               [ ] Existing Regular IRA
                               [ ] Existing Roth IRA (See below.)
                                   If Funds being rolled over or transferred from one Roth IRA to another were ever a part of a Regular IRA account, on what date was the existing
                                   Roth IRA originally opened?_____________________________________
                           Caution:  Under IRS rules, you must open separate Roth IRAs to hold annual contributions and/or amounts converted from Regular IRAs in different calendar years.

                           Note: If you are making a Transfer of funds to a Regular IRA or to a Roth IRA, complete the separate Universal IRA Transfer Form.
----------------------------------------------------------------------------------------------------------------------------------
TYPE OF          REGULAR        Amount
CONTRIBUTION               $_____________  [ ]  Cash Contribution for (year_______)+
(Check one only            $_____________  [ ]  Rollover
Regular or Roth)           $_____________  [ ]  Direct Rollover
                           $_____________  [ ]  Transfer of Assets
                           [ ] Kayne Anderson Rising Dividends Fund
                           [ ] Kayne Anderson Small-Mid Cap Rising Dividends Fund
                           [ ] Kayne Anderson International Rising Dividends Fund
                           [ ] Kayne Anderson Intermediate Total Return Bond Fund
                           [ ] Money Market Fund
                 -----------------------------------------------------------------------------------------------------------------




                                      IMPORTANT: This form is continued on the reverse side.

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
TYPE OF          ROTH            Amount
CONTRIBUTION,              $_____________  [ ] Cash Contribution for (year_______)+
continued                  $_____________  [ ] Rollover*
(Check one only            $_____________  [ ] Transfer of Assets*
Regular or Roth)           [ ] Kayne Anderson Rising Dividends Fund
                           [ ] Kayne Anderson Small-Mid Cap Rising Dividends Fund
                           [ ] Kayne Anderson International Rising Dividends Fund
                           [ ] Kayne Anderson Intermediate Total Return Bond Fund
                           [ ] Money Market Fund
                           $_____________  Total

                           + Indicate  the tax year for which the  contribution  is being made.  Annual contribution limits apply.
                           Contribution  for a year  must be  received  no later  than April 15 of the following year. A  Roth IRA contribution may not be made for 1997. See Disclosure Statement for details.
                           * Taxpayers (and their spouses, if married) with annual adjusted  gross income of $100,000 or  more may not rollover or transfer from a Regular IRA to a Roth IRA.

                           Total Amount Enclosed $________________
----------------------------------------------------------------------------------------------------------------------------------
BENEFICIARIES              I hereby  designate the  following to  be my primary  beneficiary(ies)  to receive  my interest  in the
                           Custodial Account in case of my death. (You may name one or more persons as your primary  beneficiary.)
                           Unless otherwise designated, beneficiaries  will share equally. If  some but less than  all the primary beneficiaries (or, if  applicable, contingent beneficiaries)  predecease the Participant, the  share of the predeceased  beneficiary(ies) will be  paid to  the surviving  beneficiaries  in proportion  to the shares that they would otherwise receive.

                           _______________________________________________________________________________________________________
                           Name                                                                              % of Distribution
         Primary           _______________________________________________________________________________________________________
         Beneficiary:      Address
                           _______________________________________________________________________________________________________
                           Relationship                               Date of Birth                      Social Security Number

                           If none of the above primary beneficiaries is living on the  date of my  death, I hereby  designate the following to  be my contingent  beneficiary(ies) to  receive my  interest in the  Account in case of my death. (You may name one or more persons as your contingent beneficiary.

                           _______________________________________________________________________________________________________
         Contingent        Name                                                                              % of Distribution
         Beneficiary(ies): _______________________________________________________________________________________________________
                           Address
                           _______________________________________________________________________________________________________
                           Relationship                               Date of Birth                      Social Security Number

                           Note: In the absence of a proper designation of beneficiary, or if none of your designated beneficiaries survives you, the amount remaining in your Custodial Account will be paid to your estate. If you live in community or marital property state, consult your lawyer for requirements.
----------------------------------------------------------------------------------------------------------------------------------

Certification  of Depositor:  I agree to pay the fees and compensation of the Custodian and of the Depository Bank as set forth in the Disclosure  Statement.  I understand  that the Custodian and the Service  Company or Kayne Anderson each reserves the right to change its fees and  compensation on a stated date which shall be at least thirty (30) days after the mailing of written notice to the Depositor.  I have received and read a prospectus  and understand the objectives and policies of each Fund I have selected.  I have received and read the Disclosure  Statement  relating to the Custodial  Account,  and the Agreement under which the Custodial
Account is maintained.  If a Regular IRA is selected,  I hereby elect to open a Regular IRA operating under Internal  Revenue Code
Section 408(a) and adopt the applicable provisions of the Custodial Agreement,  incorporated herein by reference. If a Roth IRA is selected, I hereby elect a Roth IRA operating under Internal Revenue Code Section 408A and adopt the applicable  provisions of the
Custodial Agreement, incorporated herein by reference. If I make a rollover contribution, I make the Certifications printed on the below. I certify that I am of legal age, and I certify under  penalties of perjury that my Social Security number above is correct and that I have not been notified by the Secretary of the Treasury that I am subject to back-up withholding.

__________________________________________________________________________________________________________________________________
Signature of Depositor                                                                                   Date

----------------------------------------------------------------------------------------------------------------------------------
Acceptance by Custodian: The foregoing Application is hereby accepted by Investors Bank & Trust Company

__________________________________________________________________________________________________________________________________
By (Authorized Signature)                                                                                Date
                                         IMPORTANT: This form is continued on next page.

----------------------------------------------------------------------------------------------------------------------------------

Certifications.  In connection with any rollover or transfer into this Custodial Account, I make the following  certifications and acknowledgements (whichever ones are applicable to the particular type of rollover or transfer I am making):

A. Regular IRA to Regular IRA Rollover.  If this is a rollover of funds that  originated in a Regular IRA, I certify that the cash and/or  securities  which I am transferring as a rollover  contribution to my Regular IRA Custodial  Account meet(s) the following qualifications:

     o These funds were distributed to me from another Individual Retirement Account under Code Section 408.
     o This rollover contribution is being made within 60 days of my receipt of the amount from the other IRA.
     o I have not rolled over all or part of any other distribution from another IRA during the 12-month period ending on the date I received the distribution that I am rolling over now.
     o No part of this rollover contribution is a required minimum distribution.

----------------------------------------------------------------------------------------------------------------------------------

B.  Qualified  Plan to  Regular  IRA  Rollover.  If this is a rollover  of funds that  originated  in a  qualified  plan or 403(b)
arrangement,  I certify that the cash and/or  securities  which I am  transferring  as a rollover  contribution  to my Regular IRA
Custodial Account meet(s) the following qualifications.

     o The rollover contribution represents a portion of or the entire amount distributed to me (except for amounts representing my own non-deductible contributions) from: (a) A Qualified Corporate Pension or Profit Sharing Plan; (b) A  Self-Employed
       (Keogh) Retirement Plan; or (c) An Annuity or Custodial Account under Section 403(b) of the Internal Revenue Code.
     o The funds distributed to me were not part of a series of payments over 10 or more years, or over my life or life expectancy, or over the lives or life expectancies of my beneficiary and me.
     o No part of the rollover amount is attributable to a hardship distribution from a 401(k) plan or a 403(b) arrangement.
     o This rollover contribution is being made within 60 days of my receipt of the amount.
     o No part of this rollover contribution is a required minimum distribution.

----------------------------------------------------------------------------------------------------------------------------------

C. Qualified Plan to Regular IRA Rollover or Direct Rollover- Waiver. If this is a rollover that originated in a qualified plan or
403(b) arrangement,  I understand that, in order to preserve the right in the future to roll this amount back to another qualified plan or 403(b)  arrangement,  I must set up a separate  Regular IRA to receive it and hold only those  funds  rolled over from the qualified plan or 403(b) arrangement. My annual Regular IRA contributions should be made to a different IRA.

    o  I understand  that if I commingle the  distribution  from a qualified  plan or 403(b)  arrangement  with Regular IRA annual contributions,  I will never be able to roll this amount back to another qualified plan or 403(b) arrangement. I understand the  implications  of my actions and I have knowingly and  intentionally  decided to establish only one Regular IRA to hold both this distribution and the Regular IRA annual contributions.
    o  I hereby agree to hold harmless  Investors Bank & Trust Company as Trustee or Custodian,  and the Service  Company or Kayne
       Anderson (and their  affiliates) from any liability for any loss,  damage,  or injury which I may sustain as a result of my election not to establish two separate Regular IRAs.

----------------------------------------------------------------------------------------------------------------------------------

D. Regular IRA to Roth IRA Rollover, Transfer or Conversion. If this is a rollover or transfer or conversion from a Regular IRA to a Roth IRA, I certify the following:

    o  These funds were  distributed to me from a Regular IRA maintained under Code Section 408 and are not a direct rollover from a qualified employer sponsored plan or 403(b) arrangement.
    o  If this is a rollover,  I have not rolled over all or part of any  distribution  from that  Regular IRA during the 12-month period ending on the date I received the distribution that I am rolling over now.
    o  This rollover is being made within 60 days of my receipt of the amount.
    o  No part of this rollover contribution is a required minimum distribution.
    o  My (and my spouse's combined) adjusted gross income for the year of the rollover does not exceed $100,000.
    o  I acknowledge  that the amount  converted from a Regular IRA to a Roth IRA (except for prior  non-deductible  contributions held in the Regular IRA) will be treated as taxable income for federal income tax purposes and that I must pay federal (and any state or local) income taxes due.

----------------------------------------------------------------------------------------------------------------------------------

E. Roth IRA to Roth IRA Rollover. If this is a rollover from a Roth IRA to a Roth IRA, I certify the following:

    o  These funds were distributed to me from a Roth IRA maintained under Code Section 408A of the Internal Revenue Code.
    o  I have accurately indicated on the IRA Application:  (i) the date the existing Roth IRA was originally opened, and (ii) the date of the most recent conversion or transfer.
    o  This rollover is being made within 60 days of my receipt of the amount .
----------------------------------------------------------------------------------------------------------------------------------

                                                                                                       Universal IRA Transfer Form
Kayne Anderson                                    Mail to:
              Mutual Funds                        Kayne Anderson Mutual Funds
                                                  c/o Investors Bank & Trust Company
                                                  P.O. Box 9130, MFD 23
                                                  Boston, Massachusetts 02117-9130

This form should be used in connection  with a transfer of IRA assets from another IRA to the Kayne  Anderson  Mutual Funds IRA. A transfer cannot take place if your IRA assets have been distributed to you; in that case, you will be making a "rollover."  Please call (800) 395-3807 for information or assistance.

----------------------------------------------------------------------------------------------------------------------------------
NAME                       _______________________________________________________________________________________________________
AND ADDRESS                First Name                  Middle Name or Initial                     Last Name
                           _______________________________________________________________________________________________________
                           Number and Street                                          Daytime Telephone No. (Include Area Code)
                           _______________________________________________________________________________________________________
                           Apartment, Floor or Room Number
                           _______________________________________________________________________________________________________
                           City                                                     State                                Zip Code
                           _______________________________________________________________________________________________________
                           Date of Birth
----------------------------------------------------------------------------------------------------------------------------------
INSTRUCTIONS               _______________________________________________________________________________________________________
TO CURRENT                 Name of Current IRA Custodian
IRA CUSTODIAN              _______________________________________________________________________________________________________
                           Address
                           _______________________________________________________________________________________________________
                           City                                           State                                          Zip Code
                           _______________________________________________________________________________________________________
                           Your IRA Account Number with the Current Custodian

                           Current IRA Type:         [ ]  Regular IRA             [ ]  Roth IRA
                                                     [ ]  SEP IRA                 [ ]  SIMPLE IRA
----------------------------------------------------------------------------------------------------------------------------------
INVESTMENT                 [ ] Invest in my existing Kayne Anderson Mutual Funds IRA Account No._______
INSTRUCTIONS               [ ] Open a new Kayne Anderson Mutual Funds IRA Account. Attached is my completed IRA Application.
                           $_____________  [ ]  Kayne Anderson Rising Dividends Fund
                           $_____________  [ ]  Kayne Anderson Small-Mid Cap Rising Dividends Fund
                           $_____________  [ ]  Kayne Anderson International Rising Dividends Fund
                           $_____________  [ ]  Kayne Anderson Intermediate Total Return Bond Fund
                           $_____________  [ ]  Kayne Anderson Intermediate Tax-Free Bond Fund
                           $_____________  [ ]  Money Market Fund
                           $_____________       Total

                           I have established an IRA with Kayne Anderson Mutual Funds. Please transfer the assets from the above account to Kayne Anderson Mutual Funds in cash.
                           [ ] Please transfer all of my IRA assets.
                           [ ] Please transfer $______________ of my IRA assets.
                           Current IRA Type:         [ ]   Regular IRA          [ ]    Roth IRA
                                                     [ ]   SEP IRA              [ ]    SIMPLE IRA
                           Please make the check payable to Investors Bank & Trust Company, Custodian
                           FBO______________________________________, IRA and mail to:
                                           Your Name
                                                     Kayne Anderson Mutual Funds
                                                     c/o Investor Bank & Trust Company
                                                     P.O. Box 9130, MFD 23
                                                     Boston, Massachusetts 02117-9130



                                  IMPORTANT: Please provide your signature on the reverse side.

----------------------------------------------------------------------------------------------------------------------------------
AUTHORIZATION              I have received and read the prospectus for the fund(s) in which I am making my investment. If I am age
                           70 1/2 or older,  I attest that none of the amount to be transferred  will include my required  minimum distribution  for the current  year.  I understand  that if this  transaction  is a  TRUSTEE-TO-TRUSTEE
                           TRANSFER OF ASSETS  between a Regular IRA and another  Regular IRA, SEP IRA or SIMPLE IRA, it is not to be  reported  as a taxable  distribution.  Transfers  between  a  Regular  IRA and a Roth IRA are to be reported as a taxable distribution.

                           _______________________________________________________________________________________________________
                           Your Signature                                                                                  Date

----------------------------------------------------------------------------------------------------------------------------------
SIGNATURE GUARANTEE        Please check with your  Custodian  to  determine  if a signature  guarantee is required to process this transfer. The lack of the signature guarantee may delay the transfer.

                           Name of Bank of Firm providing the Signature Guarantee

                           _______________________________________________________________________________________________________
                           Signature of Officer                                                                            Title

----------------------------------------------------------------------------------------------------------------------------------
CUSTODIAN ACCEPTANCE       Investors Bank & Trust Company  hereby  represents  that it has  established an IRA for the above named individual  and will accept the transfer of IRA assets.  Investors  Bank & Trust Company will apply the proceeds of the transfer to the IRA.

                           _______________________________________________________________________________________________________
                           Authorization Signature Investors Bank & Trust                                                  Date

                                                                                                        Universal IRA Designation
                                                                                                                   of Beneficiary

Kayne Anderson                                    Mail to:
              Mutual Funds                        Kayne Anderson Mutual Funds
                                                  c/o Investors Bank & Trust Company
                                                  P.O. Box 9130, MFD 23
                                                  Boston, Massachusetts 02117-9130


----------------------------------------------------------------------------------------------------------------------------------
NAME AND
ADDRESS                    _______________________________________________________________________________________________________
                           First Name              Middle Name or Initial            Last Name            Social Security Number
                           _______________________________________________________________________________________________________
                           Number and Street                                           Daytime Telephone No. (Include Area Code)
                           _______________________________________________________________________________________________________
                           Apartment, Floor or Room Number
                           _______________________________________________________________________________________________________
                           City                                                        State                         Zip Code
                           _______________________________________________________________________________________________________
                           Date of Birth                                               Occupation
----------------------------------------------------------------------------------------------------------------------------------
CURRENT                    [_]  Regular IRA           [_]  SEP IRA
IRA TYPE                   [_]  Roth IRA              [_]  SIMPLE IRA
----------------------------------------------------------------------------------------------------------------------------------
BENEFICIARIES              I hereby  designate  the  following  to be my primary  beneficiary(ies)  to receive my  interest in the
                           Custodial Account in case of my death. (You may name one or more persons as your primary  beneficiary.)
                           Unless otherwise  designated,  beneficiaries will share equally.  If some but less than all the primary beneficiaries (or, if applicable,  contingent beneficiaries)  predecease the Participant,  the share of the  predeceased  beneficiary(ies)  will be paid to the  surviving  beneficiaries  in proportion to the shares that they would otherwise receive.

                           _______________________________________________________________________________________________________
        Primary            Name                                                                           Social Security Number
        Beneficiary:       _______________________________________________________________________________________________________
                           Address
                           _______________________________________________________________________________________________________
                           Relationship                                           Date of Birth                 % of Distribution


                           If none of the above primary  beneficiaries  is living on the date of my death, I hereby  designate the following  to be my  contingent  beneficiary(ies)  to receive my  interest in the Account in case of my death. (You may name one or more persons as your contingent beneficiary.

                           _______________________________________________________________________________________________________
        Contingent         Name                                                                           Social Security Number
        Beneficiary(ies):  ______________________________________________________________________________________________________
                           Address
                           _______________________________________________________________________________________________________
                           Relationship                                           Date of Birth                % of  Distribution

                           Note:  In  the  absence  of a  proper  designation  of  beneficiary,  or if  none  of  your  designated beneficiaries survives you, the amount remaining in your Custodial Account will be paid to your estate.


__________________________________________________________________________________________________________________________________
Signature of Depositor                                                                                                     Date

----------------------------------------------------------------------------------------------------------------------------------

Accepted by Investors Bank & Trust Company

__________________________________________________________________________________________________________________________________
By                                                                                                                         Date

(d) Rollovers from Qualified Plan or 403(b) Arrangement to Regular IRA. Direct rollovers from a qualified plan or 403(b) arrangement to a Roth IRA are not allowed.

(e) Rollover/Conversion from Regular IRA to a Roth IRA. Starting in 1998, you may convert an existing Regular IRA into a Roth IRA if your AGI on your income tax return for the year of the conversion is $100,000 or less. (This limit applies to both married and single taxpayers, and the limit is not indexed for cost of living increases.) A married taxpayer is eligible to convert or roll over a Regular IRA to a Roth IRA only if a joint tax return is filed; married taxpayers who file separately are not eligible to convert or roll over from a Regular IRA to a Roth IRA. You may convert an existing Regular IRA with the Custodian to a Roth IRA by completing and filing the appropriate documents (a new Application and Adoption Agreement designating the new IRA as a Roth IRA). This will not involve a change of investments. If you have a Regular IRA with another custodian or trustee, you may complete an Application and Adoption Agreement establishing a Roth IRA with the Custodian, and you may either withdraw the amount in the other Regular IRA and roll it over to your new Roth IRA with the Custodian within 60 days or you may complete a Transfer Authorization/Letter of Acceptance directing your current Regular IRA custodian or trustee to transfer the desired amount to your new Roth IRA with the Custodian.

Regardless of which method you use to accomplish this, the taxable amount you convert or roll over from a Regular IRA to a Roth IRA is considered taxable income for the year in which the transaction occurred. However, you may be able to spread the income tax liability related to a conversion or rollover out over the four year period running from 1998-2001, if you complete the conversion or rollover before December 31, 1998. This opportunity to spread the income realized by converting applies only for conversions during 1998.

Note: You may roll over or convert to a Roth IRA funds from as many Regular IRAs as you wish. However, only those amounts converted or rolled over during the same tax year may be accepted in any one Roth IRA conversion account. Additionally, annual contributions may never be deposited into a Roth IRA conversion account. These are IRS rules.

Caution: You may convert a Regular IRA to a Roth IRA only in a year in which your AGI is below $100,000. Although a bill currently pending in Congress would permit you to transfer amounts back to your Regular IRA if your AGI exceeds $100,000, under current rules, if you have already converted during a year and your AGI ends up exceeding $100,000, you may suffer adverse tax results. Consult your tax advisor or the IRS for the latest developments.

Important: Please see Disclosure Statement for All IRAs, below, for important information applicable to all Investors Bank IRAs.

                        Disclosure Statement for All IRAs

1.   GENERAL INFORMATION

All IRAs must meet certain requirements. Contributions generally must be made in cash. The IRA trustee or custodian must be a bank or other person who has been approved by the Secretary of the Treasury. Your contributions may not be invested in life insurance or collectibles or be commingled with other property except in a common trust or investment fund. Your interest in the account must be nonforfeitable at all times. You may obtain further information on IRAs from any district office of the Internal Revenue Service.

2.   RIGHT TO REVOKE

You have the right to revoke your Regular IRA or Roth IRA within seven (7) days of your signing the Application. You may revoke your Regular IRA or Roth IRA by mail or by delivery of written notice to the Service Company, the name and address of which appear on the IRA Application. If you revoke your Regular IRA or Roth IRA, you are entitled to a full return of the contribution without any adjustment for sales charges, administrative expenses or market fluctuations. If you have any questions concerning your right of revocation, please call your Service Company during regular business hours.

3.   FEDERAL TAX CONCERNS

(a) Deductible and non-deductible contributions to your Regular IRA or Roth IRA are reported on IRS Form 1040 or Form 1040A. You may choose to file your Federal income tax return before it is due (without extensions) and report your Regular IRA or Roth IRA contributions before they are made. You must, however, make the contributions by the due date (without extensions) of such return. To the extent that your contribution to your Regular IRA is deductible, you may claim a deduction on your tax return. (Note: Contributions to a Roth IRA are never deductible.) To the extent your contribution to your Regular IRA is not deductible, you must designate it on Form 8606.

There is a $100 penalty each time you overstate the amount of your non-deductible contributions unless you can prove that the overstatement was due to reasonable cause. You will also be required to give additional information on Form 8606 in years you make a withdrawal from your Regular IRA. If you fail to file a required Form 8606, there is a $50 penalty for each such failure unless you can prove the failure was due to reasonable cause. (Note: The IRS may adopt similar reporting requirements for Roth IRA contributions. Check with the IRS or your tax advisor, or check the instructions with your IRS Form 1040 or Form 1040A.)

(Special Note: This Disclosure Statement discusses the effect and requirements of the Federal tax laws. You should check with your tax advisor with regard to the applicable tax laws of your state.)

(b) IRS Form 5329 is required as an attachment to Form 1040 (or separately if you do not file a Form 1040) for any year that contribution limits are exceeded, a premature distribution takes place, less than the required minimum amount is distributed from a Regular IRA, or a prohibited transaction (described below) takes place.

4.   PROHIBITED TRANSACTIONS

(a) If you engage in a so-called "prohibited transaction" as defined in the Internal Revenue Code, your Regular IRA or Roth IRA will be disqualified and the entire taxable balance in your Regular IRA account, and the amount of earnings or gains in your Roth IRA, will be taxed as ordinary income during the year in which such transaction occurs. You may also have to pay the 10% penalty tax on premature distributions. A "prohibited transaction" includes:

         (i) the sale, exchange, or leasing of any property between your Regular IRA or Roth IRA account and you;

         (ii) the lending of money or other extension of credit between your Regular IRA or Roth IRA account and you;

         (iii) the furnishing of goods, services, or facilities between your Regular IRA or Roth IRA account and you; or

         (iv) the transfer of assets of your Regular IRA or Roth IRA account for your use or for your benefit.

(b) If you pledge all or part of your Regular IRA or Roth IRA as security for a loan, or invest your Regular IRA or Roth IRA in "collectibles" such as art, antiques, coins (other than certain United States gold and silver coins or coins issued by a state government and certain precious metal bullion) or gems, the amount so pledged or invested is considered by the Internal Revenue Service to have been distributed to you and will be taxed as ordinary income during the year in which you make such pledge or investment. You may also have to pay the 10% premature distribution tax.

(c) Amounts withdrawn from your Regular IRA or Roth IRA are subject to withholding of Federal income tax unless you direct no withholding. Form W-4P provides a space to elect against withholding, and contains additional information on withholding. To make a withdrawal or to establish a program of installment withdrawals, simply complete the Withdrawal Form and the W-4P Form and send both forms to the Service Company which invests your funds.

(d) For Regular IRAs, be sure to start withdrawals no later than the required starting date to avoid penalties for insufficient withdrawals. Also, remember that the minimum amount required to be withdrawn may change from year to year because of earnings or changes in the value of your account or because you recalculated your life expectancy. Therefore, if you have established a program of installment withdrawals, you should submit a new Withdrawal Form each year if you need (or want) to adjust the amount of each installment.

(e) If tax, or estate or financial planning considerations affect the timing of your Regular IRA or Roth IRA withdrawals, be sure to consult a qualified professional.

5.   CUSTODIAN

The Custodian of your Regular IRA or Roth IRA is Investors Bank & Trust Company. The Custodian, through the Service Company, will invest your contributions and earnings in accordance with your instructions in any of the investment vehicles permitted under the Individual Retirement Custodian Account Agreement. You will receive periodic reports describing each transaction in your account, and proxies on securities will be sent to you to vote as you wish. Since the investment of your account is at your discretion and return of the permissible investment vehicles is generally not guaranteed, growth in the value of your account cannot be projected or guaranteed.

For information concerning the custodial charges and service charges which will be assessed against your account by Investors Bank & Trust Company, or by the Service Company, be sure to read the schedule of charges attached to this Statement. Custodial and service charges may be changed or adjusted on thirty days' notice to you. In addition, you will incur normal brokerage commissions on the purchases and sales of securities. Before making any decision whatsoever to establish an IRA, you should carefully review all applicable commissions with your Service Company representative. In addition, there may be sales charges or management or other fees assessed against securities held in your IRA, including mutual fund shares. Be sure to read carefully the prospectus describing any securities, including mutual fund shares, you are considering as an investment for your IRA for a description of the investment objectives and policies plus a description of applicable fees and charges. Read the prospectus carefully before investing.

6.   ADDITIONAL INFORMATION

(a) Your Regular IRA or Roth IRA will help build your retirement income. Your Regular IRA or Roth IRA funds are non-forfeitable. They are always yours (subject to investment fluctuations), and will be invested according to your agreement with the Custodian. Your Regular IRA or Roth IRA will be clearly identified as your property and will not be commingled with property of any other depositor.

(b) Articles I through VII of the Terms and Conditions for Regular IRAs use the precise language of Form 5305-A, currently provided by the Internal Revenue Service, and has therefore been approved as a form to use as a qualified Regular Individual Retirement Account. The IRS approval of the form does not represent a determination as to the merits of the account. It simply means that the form of the printed Terms and Conditions for Regular IRAs document satisfies the requirements of the IRS. However, if you adopt and maintain your Regular IRA within the stated guidelines, you may assume that you are properly meeting all requirements for a bona fide individual retirement plan under Federal income tax law.

(c) Articles I through VII of the Terms and Conditions for Roth IRAs use the precise language of Form 5305-RA, currently provided by the Internal Revenue Service and has therefore been approved as a form to use as a qualified Roth Individual Retirement Custodial Account. The IRS approval of the form does not represent a determination as to the merits of the account. It simply means that the form of the printed Terms and Conditions for Roth IRAs document satisfies the requirements of the IRS. However, if you adopt and maintain your Roth IRA within the stated guidelines, you may assume that you are properly meeting all requirements for a bona fide Roth IRA under Federal income tax law.

(d) Further information concerning your Regular IRA or Roth IRA can be obtained from any district office of the Internal Revenue Service.

(e) You should consult with your tax or financial advisor to determine whether this Individual Retirement Custodial Account is the right investment for you, since we cannot offer legal, tax or financial advice.

(f) This Disclosure Statement provides a non-technical explanation of the terms and conditions of your Regular IRA or Roth IRA account. However, the provisions of the Terms and Conditions and the Application and prospectus govern in any instance where the Disclosure Statement is incomplete or appears to conflict. This Disclosure Statement reflects the provisions of the Internal Revenue Code in effect as of the date the Disclosure Statement was prepared. Please consult your tax advisor for more complete information and to review any applicable tax law changes and refer to IRS Publication 590.

Schedule of Charges

Investors Bank & Trust Company:
     $10 per year, per fund,
     per IRA account annually.

Form 5305-A                          Individual Retirement Custodial Account              DO NOT File
(Rev. January 1998)            (Under Section 408(a) of the Internal Revenue Code)         with the
Department of Treasury                                                                     Internal
Internal Revenue Service                                                                Revenue Service
-------------------------------------------------------------------------------------------------------

                      Terms and Conditions for Regular IRAs

The Terms and Conditions for Regular IRAs apply to Regular IRAs operating  under section 408(a) of the Internal Revenue Code only. Articles I through VII of these Terms and Conditions for Regular IRAs are in the form promulgated by the Internal Revenue Service in Form 5305-A (Rev. January, 1998) for use in establishing an individual retirement Custodian Account. Please see Terms and Conditions for All IRAs (page 20 below) for additional provisions applicable to your Regular IRA.

The Depositor whose name appears on the Application is establishing an individual retirement account (under section 408(a) of the Internal Revenue
Code) to provide for his or her retirement and for the support of his or her beneficiaries after death.

The Custodian, Investors Bank & Trust Company, has through its agent given the Depositor the disclosure statement required under the Income Tax Regulations under section 408(i) of the Code.

The Depositor has made a cash deposit with the Custodian as indicated on the Application.

The Depositor and the Custodian make the following agreement:

                                    ARTICLE I

The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k).

                                   ARTICLE II

The   Depositor's   interest  in  the  balance  in  the  custodial   account  is
nonforfeitable.

                                   ARTICLE III

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

                                   ARTICLE IV

1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

3. The Depositor's entire interest in the custodial account must be or begin to be, distributed by the Depositor's required beginning date (April 1 following the calendar year end in which the Depositor reaches age 70 1/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

   (a) A single sum payment.

   (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

   (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

   (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

   (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

   (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

   (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

     (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

     (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

   (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

   (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                    ARTICLE V

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

                                   ARTICLE VI

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and related regulations will be invalid.

                                   ARTICLE VII

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

                                  ARTICLE VIII

See reference on page 20.

Form 5305-RA                     Roth Individual Retirement Custodial Account             DO NOT File
(January 1998)                (Under Section 408(a) of the Internal Revenue Code)          with the
Department of Treasury                                                                     Internal
Internal Revenue Service                                                                Revenue Service
--------------------------------------------------------------------------------------------------------

                       Terms and Conditions for Roth IRAs

The  Terms and  Conditions  for Roth IRAs  apply to Roth  IRAs  operating  under section 408A of the Internal Revenue Code only. Articles I through VII of these Terms and Conditions for Roth IRAs are in the form promulgated by the Internal Revenue Service in Form 5305-RA for use in establishing a Roth Individual Retirement Custodial Account. Please see Terms and Conditions for All IRAs (below) for additional provisions applicable to your Roth IRA.

The Depositor whose name appears on the Application is establishing a Roth individual retirement account (under section 408A of the Internal Revenue Code) to provide for his or her retirement and for the support of his or her beneficiaries after death.

The Custodian, Investors Bank & Trust Company, has through its agent, given the Depositor the disclosure statement required under the Income Tax Regulations under section 408(i) of the Code.

The Depositor has made a cash deposit with the Custodian as indicated on the Application.

The Depositor and the Custodian make the following agreement:

                                    ARTICLE I

1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in Section 408A(e), the Custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the Depositor.

2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

                                   ARTICLE IA

The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single Depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married Depositor who files jointly, between AGI of $150,000 and $160,000; and for a married Depositor who files separately, between $0 and $10,000. In case of a conversion, the Custodian will not accept IRA Conversion Contributions in a tax year if the Depositor's AGI for that tax year exceeds $100,000 or if the Depositor is married and files a separate return. Adjusted gross income is defined in Section 408A(c)(3) and does not include IRA Conversion Contributions.

                                   ARTICLE II

The   Depositor's   interest  in  the  balance  in  the  Custodial   Account  is
nonforfeitable.

                                   ARTICLE III

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the Custodial Account be commingled with other property except in a common trust fund or common investment fund (within the meaning of Section 408(a)(5)).

2. No part of the custodial funds may be invested in collectibles (within the meaning of Section 408(m)) except as otherwise permitted by Section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

                                   ARTICLE IV

1. If the Depositor dies before his or her entire interest is distributed to him or her and the Depositor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

   (a) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

   (b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the Depositor's death.

If distributions do not begin by the date described in (b),  distribution method
(a) will apply.

2. In the case of distribution method 1(b) above, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial Account as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary. Determine that initial life expectancy using the attained age of the designated beneficiary as of such beneficiary's birthday in the year distributions are required to commence and subtract one for each subsequent year.

3. If the Depositor's spouse is the sole beneficiary on the Depositor's date of death, such spouse will then be treated as the Depositor.

                                    ARTICLE V

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under Section 408(i) and Section 408A(d)(3)(E) and Regulations Section 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

                                   ARTICLE VI

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with Section 408A, the related regulations, and other published guidance will be invalid.

                                   ARTICLE VII

This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.

                        Terms and Conditions for All IRAs

                                  ARTICLE VIII

1. Except as otherwise permitted in Paragraph 5(a) below, all contributions made under this Agreement shall be deposited in the form of cash. All such contributions shall be credited to a Custodial Account for the account of the Depositor. Any contribution so made with respect to a tax year of the Depositor shall be made prior to the due date of the Depositor's tax return (not including extensions). Unless otherwise indicated in writing by the Depositor, contributions shall be credited to the tax year in which they are received by the Custodian. Subject to the limitations set forth in the Application, all funds in the Custodial Account (including contributions, dividends, interest, proceeds from the sale or other disposition of investments and any other cash receipts) shall be invested and reinvested in:

   (a) any marketable securities obtainable through the service company which is designated by the Depositor on the Application (the "Service Company") either "over the counter" or on a recognized exchange (excluding securities issued by the Custodian or the Service Company);

   (b) any interest-bearing deposits in any bank (including the Custodian, the Service Company if it is a bank, or any bank affiliated with the Service Company) approved by the Custodian;

   (c) any shares of open-end regulated investment companies designated by the Service Company; and

   (d) any other investment, but only if, in the sole judgment of the Custodian, such investment will not impose upon it an administrative burden greater than that normally incident to investments described in (a) above (such judgment by the Custodian not to be construed in any respect as a judgment concerning the prudence or advisability of such an investment).

Such investments shall be made in such specific securities and other investments, in such proportions and in such amounts as the Depositor may direct from time to time by notice to the Service Company (in such form as may be acceptable to the Service Company). However, the Custodian or the Service Company may establish minimum amounts for any type of investment.

The Service Company shall be responsible for the execution of such orders. The Custodian shall maintain or cause to be maintained adequate records thereof (provided that the Custodian may retain the Service Company as its agent or recordkeeper to maintain adequate records of transactions on behalf of the Custodian). However, if any such orders are not received as required or, if received, are unclear or incomplete in the opinion of the Service Company, all or a portion of the assets of the Custodial Account may be held uninvested without liability for loss of income or appreciation, and without liability for interest, pending receipt of complete orders or clarification; or such assets may be invested in an interest-bearing account described in (b) above or in a money-market type open-end investment company designated by the Service Company.

2. Any brokerage account maintained in connection herewith shall be in the name of the Custodian for the benefit of the Depositor. All assets of the Custodial Account shall be registered in the name of the Custodian or of a suitable nominee (and the same nominee may be used with respect to assets of other investors whether or not held under agreements similar to this one or in any capacity whatsoever); provided, however, that the Custodian may hold any security in bearer form or by or through the Service Company, or by or through a central clearing corporation maintained by institutions active in the national securities markets; provided further, however, that (a) the books and records of the Custodian (or the Service Company acting as the agent or recordkeeper for the Custodian) shall show that all such investments are part of the Custodial Account; (b) each Custodial Account shall be separate and distinct; (c) a separate account thereof shall be maintained by the party having actual custody of such assets; and (d) the assets thereof shall be held in individual or bulk segregation in such party's vaults or in depositories approved by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

3. Neither the Custodian, the Service Company nor any other party providing services to the Custodial Account assumes any responsibility for rendering advice with respect to the investment or reinvestment of the Depositor's Custodial Account and shall not be liable for any loss which results from Depositor's exercise of control over his or her Custodial Account. Depositor shall have and exercise exclusive responsibility for and control over the investment of the assets of his or her Custodial Account in accordance with the terms of this Agreement, and neither the Custodian, the Service Company nor any other such party shall have any duty to question his or her directions in that regard or to advise him or her regarding purchase, retention, or sale of such assets.

4. The Depositor shall have the right by written notice to the Custodian to designate (or to change) one or more beneficiaries to receive any amount remaining in the Custodial Account in the event of his or her death prior to the complete distribution of all assets in the Custodial Account. Any such designation (or change of designation) of beneficiary may be on a form provided by the Custodian or the Service Company or on a written instrument acceptable to the Custodian, signed by the Depositor and filed with the Custodian. Any designation or change of designation shall be effective upon receipt by the Custodian. Any change of designation received by the Custodian will revoke all prior designations previously filed with the Custodian. If no such designation is in effect on a Depositor's death, or if all designated beneficiaries have predeceased the Depositor, the Depositor's estate shall be deemed to be the beneficiary.

5. (a) The Custodian shall have the right to receive rollover contributions as described in Article I of this Agreement and amounts transferred from another individual retirement account or individual retirement annuity. Any property so transferred to it in a form other than cash shall be sold by the Custodian and reinvested as provided in paragraph 1 of this Article VIII. The Custodian reserves the right to refuse to accept any property which is not in the form of cash.

   (b) The Custodian, upon written direction of the Depositor, shall transfer the assets held under this Agreement (reduced by (i) any amounts referred to in paragraph 7 of this Article VIII and (ii) any amounts required to be distributed during the calendar year of transfer to the Depositor under
   Section 408(a)(6) or 408(b)(3) of the Code) to a successor individual retirement account or individual retirement annuity for the Depositor's benefit.

   (c) Any amounts received or transferred by the Custodian under this paragraph 5 shall be accompanied by such instructions, records and other documents as the Custodian deems necessary.

6. The Depositor hereby delegates to the Custodian the power to amend at any time and from time to time the terms and provisions of this Agreement and hereby consents to all such amendments, provided that an amendment is not contrary to any applicable provision of the Internal Revenue Code, the regulations thereunder, or any other applicable law, regulation or ruling. Any such amendments shall be effective when the notice of such amendments is mailed to the address of the Depositor indicated by the Custodian's records.

7. Any income taxes or other taxes of any kind whatsoever which may be levied or assessed upon or in respect of the assets of the Custodial Account, or the income arising therefrom, any transfer taxes incurred, any expenses incurred by the Custodian in the performance of its duties including fees for legal services rendered to the Custodian, and the Custodian's and the Service Company's compensation as set forth in the Disclosure Statement may be paid by the Depositor and, unless and until so paid, within such time period as the Custodian may establish, may be paid from the assets of the Custodial Account. The Custodian and the Service Company shall be empowered to take any action necessary to effectuate the provisions of this paragraph and shall have no liability to the Depositor therefor. The Custodian and the Service Company shall each have the right to change or adjust its fees and compensation upon thirty
(30) days' notice to the Depositor, and may reduce or waive fees with respect to any class or group of Depositors.

8. Amounts in the Custodial Account and the benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized, except to such extent as may be required by law.

9. Any pledging of assets in the Custodial Account by the Depositor as security for a loan, or any loan or other extension of credit from the Custodial Account to the Depositor, shall be prohibited.

10. In taking or refraining from any action or determining any fact or question which may arise under this Custodial Agreement, the Custodian may rely upon any statement by the Depositor or the Service Company with respect thereto. The Depositor hereby agrees that the Custodian will not be liable for any loss or expense resulting from taking or not taking such action or determination taken in reliance on any such statement.

11. The Custodian may resign at any time upon ninety (90) days' written notice to the Depositor and may be removed by the Depositor at any time upon ninety
(90) days' written notice to the Custodian. Upon the resignation or removal of the Custodian, a successor Custodian shall be appointed by the Depositor within ninety (90) days of such resignation or removal and in the absence of such appointment, the Custodian may designate a successor unless this Agreement is sooner terminated. Any successor custodian shall be a bank (as defined in section 408(n) of the Code) or another person found qualified to act as a custodian under an individual retirement account plan by the Secretary of the Treasury, or his delegate, pursuant to section 408(a)(2) of the Code. The appointment of a successor custodian shall be effective upon receipt by Custodian of such successor's written acceptance which shall be submitted to the Custodian and to the Depositor. As soon as reasonably practicable after the effective date of a successor custodian's appointment, the Custodian shall transfer and deliver to the successor custodian applicable account records and assets of the Custodial Account (reduced by any unpaid amounts referred to in paragraph 7 of this Article VIII). The successor custodian shall be subject to the provisions of this Agreement (or any successor thereto) on the effective date of its appointment.

12. The Custodian shall, from time to time, in accordance with instructions in writing from the Depositor, make distributions out of the Custodial Account to the Depositor in the manner and amounts as may be specified in such instructions. Notwithstanding the provisions of Article IV above, the Custodian assumes (and shall have) no responsibility to make any distribution to the
Depositor (or the Depositor's beneficiary if the Depositor is deceased) unless and until such written instructions specify the occasion for such distribution, the elected manner of distribution, and any other information that may be required. If the Depositor (or, following the Depositor's death, the beneficiary) does not direct the Custodian to make distributions from the Custodial Account by the time that such distributions are required to begin in accordance with the preceding Articles, the Custodian and the Service Company may assume that the Depositor (or the beneficiary) is meeting the minimum distribution requirements from another individual retirement arrangement maintained by the Depositor and the Custodian and the Service Company shall be fully protected in so doing.

Prior to making any such distribution from the Custodial Account, the Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees, and other guarantees, and other documents (including proof of any legal representative's authority) deemed necessary or advisable by the Custodian, but the Custodian shall not be liable for complying with written instructions which appear on their face to be genuine, or for refusing to comply if not satisfied such instructions are genuine, and assumes no duty of further inquiry. Upon receipt of proper written instructions as required above, the Custodian shall cause the assets of the Custodial Account to be distributed in cash and/or in kind, as specified in such written order.

13. Distribution of the assets of the Custodial Account shall (subject to the first paragraph of paragraph 12 of this Article VIII) be made in accordance with the provisions of Article IV as the Depositor (or the Depositor's beneficiary if the Depositor is deceased) shall elect by written instructions to the Custodian; subject, however, to the provisions of Sections 401(a)(9), 408(a)(6) and
408(b)(3)  of  the  Code,  the  regulations  promulgated  thereunder,   and  the
following:

     (i) No distribution from the Custodial Account shall be made in the form of an annuity contract.

     (ii) The recalculation of life expectancy of the Depositor and/or the Depositor's spouse shall only be made at the written election of the Depositor. The recalculation of life expectancy of the surviving spouse shall only be made at the written election of the surviving spouse. By establishing the Custodial Account, the Depositor (for himself and his surviving spouse, if any) elects not to recalculate life expectancies unless the Depositor (or surviving spouse) specifically elects the recalculation of life expectancies approach in accordance with the following sentence. Any such election may be made in such form as the Depositor (or the surviving spouse) provides for (including instructions to such effect to the Custodian, or the calculation of minimum distribution amounts in accordance with a method that provides for recalculation of life expectancy and instructions to the Custodian to make distributions in accordance with such method).

     (iii) If the Depositor dies before his/her entire interest in the Custodial Account has been distributed, and if the designated beneficiary of the Depositor is the Depositor's surviving spouse, the spouse may treat the Custodial Account as the spouse's own individual retirement arrangement. This election will be deemed to have been made if the surviving spouse makes an accumulation IRA contribution to the Custodial Account, makes a rollover to or from such Custodial Account, or fails to receive a payment from the Custodial Account within the appropriate time period applicable to the deceased Depositor under Section 401(a)(9)(B) of the Code.

     (iv) If the Depositor's designated beneficiary is not his/her spouse, then distributions to the Depositor and his/her beneficiary, commencing with the Depositor's required beginning date, shall comply with the minimum distribution incidental benefit requirement (if applicable).

14. If the Depositor is disabled, as that term is defined in Section 72(m) of the Code, he or she may give notice to the Custodian of such disability and request that up to the balance of the Custodial Account be distributed. The Custodian, with a reasonable time after submission of satisfactory proof of such disability, shall order the distribution of the balance of the Custodial Account to the Depositor or such portion as the Depositor requested.

15. This Agreement shall terminate and be of no further force or effect (except for paragraphs 11 and 16 of this Article VIII which shall survive such termination of the Custodial Account and this Agreement) coincident with the complete distribution of the assets of the Custodial Account, and the Custodian shall have no further duties or responsibilities with respect to the Custodial Account after its termination.

16. The Depositor hereby agrees to indemnify and hold harmless the Custodian from and against any and all claims, loss, damages, costs or expenses (including reasonable attorney's fees) which the Custodian may incur or pay out by reason of any alleged or actual act, or failure to act, on the part of the Depositor, the Service Company, or any other person. The preceding sentence will survive the termination of the Agreement.

17. Any notice herein required or permitted to be given to the Custodian shall be sufficiently given if mailed to the Custodian by first class mail, care of Investors Bank & Trust Company, P.O. Box 9130, MFD 23, Boston, MA 02117-9130, (Attn: Kayne Anderson Mutual Funds), or to such other address as the Custodian shall provide the Depositor from time to time in writing, stating that such other address shall be used for purposes of this Agreement. Any notice herein required or permitted to be given to the Depositor shall be sufficiently given if mailed to the Depositor at the Depositor's address appearing on the Application, or at such other address as the Depositor shall have provided the Custodian from time to time in writing, which writing shall state that such other address is to be used for purposes of this Agreement.

18. The Custodian and the Service Company shall keep or cause to be kept adequate records of the transactions they are required to perform hereunder. In addition to any reports required by the Code or the regulations thereunder, the Custodian shall cause to be mailed to the Depositor in respect of each tax year an account of all transactions affecting the Custodial Account during such year and a statement showing the Custodial Account as of the end of such year. If, within sixty (60) days after such mailing, the Depositor has not given the Custodian or the Service Company written notice of any exception or objection thereto, the annual accounting shall be deemed to have been approved, and in such case, or upon the written approval of the Depositor, the Custodian and the Service Company shall be released, relieved and discharged with respect to all matters and statements set forth in such accounting as though the account had been settled by judgment or decree of a court of competent jurisdiction.

The Service Company shall deliver, or cause to be executed and delivered, to the Depositor all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to securities or other investments credited to the Custodial Account. No shares of stock shall be voted, and no other action shall be taken pursuant to such documents except upon receipt of adequate written instructions from the Depositor.

19. The Custodian and the Service Company shall be agents for the Depositor to perform the duties conferred on them, respectively, hereunder, as directed by the Depositor. The parties do not intend to confer any fiduciary duties on the Custodian and the Service Company and none shall be implied. Neither shall be liable (nor assumes any responsibility for) the collection of contributions, the deductibility of any contribution or the propriety of or the amount or timing or tax treatment of any contributions under this Agreement, the selection of any investments for the Custodial Account, or the purpose or propriety or tax treatment of any distribution ordered in accordance with Article IV or paragraph 12, 13 or 14 of Article VIII, which matters are the sole responsibility of the Depositor or the Depositor's beneficiary, as the case may be.

20. The Custodian and Service Company shall each be responsible solely for performance of those duties expressly assigned to it in this Agreement, and neither assumes any responsibility as to duties assigned to anyone else hereunder or by operation of law.

21. When accepted by the Custodian, this Agreement is accepted in and shall be construed and administered in accordance with the laws of the state where the principal offices of the Custodian are located. Any action involving the Custodian brought by any other party must be brought in a state or federal court in such state.

If in the Application and Adoption Agreement, Depositor designates that the Custodial Account is a Regular IRA, this Agreement is intended to qualify under Code Section 408(a) as an individual retirement Custodial Account and to entitle Depositor to the retirement savings deduction under Code Section 219 if available. If in the Application and Adoption Agreement, Depositor designates that the Custodial Account is a Roth IRA, this Agreement is intended to qualify under Code Section 408A as a Roth individual retirement Custodial Account and to entitle Depositor to the tax-free withdrawal of amounts from the Custodial Account to the extent permitted in such Code section.

If any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the intent expressed in whichever of the two preceding sentences is applicable.

However, the Custodian shall not be responsible for whether or not such intentions are achieved through use of this Agreement, and Depositor is referred to Depositor's attorney for any such assurances.

22. Depositor should seek advice from Depositor's attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributing to the Custodial Account, and ordering Custodian to make distributions from the Account. Depositor acknowledges that all such matters are the sole responsibility of the Depositor and that Custodian is prohibited by law from rendering such advice.

23. Notwithstanding anything in the foregoing to the contrary, any provision which is inconsistent with sections 219, 408 or 408A of the Code (where applicable) shall be disregarded and the regulations promulgated under said sections of the Code shall be incorporated by reference and this Agreement shall be administered in accordance with said regulations.

24. The Depositor may revoke the Custodial Account established under this Agreement by written notice to the Custodian received by the Custodian within 7 calendar days after the Depositor establishes the Custodial Account. Upon revocation, the amount of the Depositor's initial deposit or contribution will be returned to him, without adjustment for interest, earnings, investment fluctuations or fees or expenses. The Custodian or the Service Company may retain the Depositor's initial contribution for a period of up to 10 days after the receipt thereof, without investing such amount in accordance with the Depositor's instructions, and may invest such amount after the expiration of such period if the Depositor has not revoked the Custodial Account.

25. The legal documents governing the Custodial Account are as follows:

   (a) If in the Application the Depositor designated the Custodial Account as a Regular IRA under Code Section 408(a), the provisions of The Terms and Conditions for Regular IRAs and The Terms and Conditions for All IRAs of this Agreement and the provisions of the Application are the legal documents governing the Depositor's Custodial Account.

   (b) If in the Application the Depositor designated the Custodial Account as a Roth IRA under Code Section 408A, the provisions of The Terms and Condition for Roth IRAs and The Terms and Conditions for All IRAs of this Agreement and the provisions of the Application are the legal documents governing the Depositor's Custodial Account.

   (c) The Depositor must designate in the Application that the Custodial Account is a Regular IRA under Code Section 408(a) or a Roth IRA under Code
   Section 408A, and a separate account will be established for a Regular IRA or a Roth IRA, whichever is designated. One Custodial Account may not be used for assets of a Regular IRA and a Roth IRA (through the use of subaccounts or otherwise).

26. Articles I through VII of The Terms and Conditions for Regular IRAs of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-A. It is anticipated that, if and when the Internal Revenue Service promulgates changes to Form 5305-A, the Custodian will amend this Agreement correspondingly.

Articles I through VII of The Terms and Conditions for Roth IRAs of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-RA. It is anticipated that, if and when the Internal Revenue Service promulgates changes to Form 5305-RA, the Custodian will amend this Agreement correspondingly.

The Internal Revenue Service has endorsed the use of IRA documents permitting a Depositor to establish either a Regular IRA or a Roth IRA (but not both) using a single Application or a single Custodial Account, and the Application and the provisions of this Agreement comply with the requirements of the Internal Revenue Service guidance on such use. If the Internal Revenue Service subsequently issues a ruling or regulation that such documentation is not permissible, or that the Application or this Agreement do not establish a Regular IRA or a Roth IRA (as the case may be), the Custodian will furnish the Depositor with replacement documents and the Depositor will, if necessary, sign such replacement documents. Depositor acknowledges and agrees to such procedures and to cooperate with Custodian to preserve the intended tax treatment of the Account.

27. If the  Depositor  maintains an  Individual  Retirement  Account  under Code section 408(a), Depositor may convert or transfer such other IRA to a Roth IRA under Code section 408A using the terms of this Agreement and the Application by completing and executing the Application and giving suitable directions to the Custodian and the custodian or trustee of such other IRA.

28. The Depositor acknowledges that he or she has received and read the Disclosure Statement relating to the Custodial Account. The Depositor further acknowledges that he or she has received and read the current prospectus for each Fund in which his or her Account is invested and the Individual Retirement Account Disclosure Statement related to the Account. The Depositor represents under penalties of perjury that his or her Social Security number (or other Taxpayer Identification Number) as stated in the Application is correct.

General Instructions

Purpose. This model custodial account may be used by an individual who wishes to adopt a Regular Individual Retirement Account under Code Section 408(a) or a Roth Individual Retirement Account under Code Section 408A. When fully executed by the Depositor and the Custodian not later than the time prescribed by law for filing the federal income tax return for the Depositor's tax year (not including any extensions thereof), an individual will have a Regular Individual Retirement Account (Regular IRA) custodial account which meets the requirements of Section 408(a), or a Roth Individual Retirement Account (Roth IRA) custodial account which meet the requirements of Code Section 408A, whichever is applicable. This account must be created in the United States for the exclusive benefit of the Depositor or his/her beneficiaries.

DEFINITIONS

Custodian. The Custodian must be a bank or savings and loan association, as defined in section 408(n), or other person who has the approval of the Internal Revenue Service to act as custodian. The Custodian in this plan is Investors Bank & Trust Company.

Depositor The Depositor is the person who establishes the custodial account.

REGULAR OR ROTH IRA FOR NON-WORKING SPOUSE

     Contributions to a Regular IRA or Roth IRA custodial account for a non-working spouse must be made to a separate Regular IRA or Roth IRA custodial account established by the non-working spouse.

     This agreement may be used to establish the Regular IRA or Roth IRA custodial account for the non-working spouse.

     An employee's social security number will serve as the identification number of his or her individual retirement account. An employer identification number is only required for each individual retirement account that needs to file an unrelated business income tax return. An employer identification number is also required for a common fund created for individual retirement accounts.

     For more information, get a copy of the required disclosure statement from your Custodian or get Publication 590, Individual Retirement Arrangements
(IRAs).

SPECIFIC INSTRUCTIONS

Article IV. Distributions made under this Article for a Regular IRA or Roth IRA may be made in a single sum, periodic payments, or a combination of both. If the Depositor is opening a Regular IRA, the distribution option should be reviewed in the year the Depositor reaches age 70 1/2 to make sure the requirements of section 408(a)(6) have been met.

Article VIII. This Article and any that follow it may incorporate additional provisions that are agreed upon by the Depositor and Custodian to complete the agreement. These may include, for example: definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of custodian, custodian's fees, State law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the depositor, etc. Use additional pages if necessary and attach them to this form.

                                     NOTES